SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:

[_] Preliminary proxy statement
[_] Confidential, for Use of the Commission Only
[x] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material pursuant to Section 240.14a-12

VULCAN MATERIALS COMPANY (Name of Registrant as Specified in Its Charter)
Payment of filing fee (Check the appropriate box): [x] No fee required. [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
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(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

April 13, 2006

To Our Shareholders:

You are cordially invited to attend the 50th Annual Meeting of the Shareholders of Vulcan Materials Company, which will be held at Renaissance Ross Bridge Resort in Birmingham, Alabama, on Friday, May 12, 2006, at 9:00 a.m., Central Daylight Time. The formal Notice of the annual meeting, the proxy statement and a proxy accompany this letter.

We hope that you will attend the meeting. Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote by proxy. You can also vote by proxy via the telephone or the Internet using the instructions on your proxy card. Your prompt vote will be greatly appreciated.

Our Annual Report to Shareholders for 2005 is enclosed. We trust you will find it interesting and informative.

Sincerely yours, DONALD M. JAMES Chairman and Chief Executive Officer
TABLE OF CONTENTS
Page

Notice of Annual Meeting of the Shareholders
General Information About the Annual Meeting and Voting
Proposal 1: Election of Directors
Board of Directors and Committees
Compensation of Directors
Stock Ownership of Certain Beneficial Owners
Stock Ownership of Management
Executive Compensation
Equity Compensation Plans
Report of the Compensation Committee
Report of the Audit Committee
Independent Auditors
Shareholder Return Performance Presentation
Retirement Income Plan
Change of Control Employment Agreements
Proposal 2: Approval of 2006 Omnibus Long-Term Incentive Plan
Proposal 3: Ratification of Appointment of Independent Registered Public Accountants
Certain Relationships and Related Transactions
Householding of Proxy Materials
Section 16(a) Beneficial Ownership Reporting Compliance
Shareholder Proposals for 2007
Appendix A - Director Independence Criteria
Appendix B - Audit Committee Charter
Appendix C - 2006 Omnibus Long-Term Incentive Plan

i 1 5 8 11 12 13 14 18 19 23 24 25 25 27 28 30 31 31 31 32 A-1 B-1 C-1
NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD MAY 12, 2006

To the Shareholders of the Company:

NOTICE IS HEREBY GIVEN that the 50th Annual Meeting of the Shareholders of Vulcan Materials Company (the "Company") will be held at Renaissance Ross Bridge Resort, 4000 Grand Avenue, Birmingham, Alabama, on Friday, May 12, 2006, at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect three directors to serve three-year terms and one director to serve a two-year term.
2.	To approve the 2006 Omnibus Long-Term Incentive Plan.
3.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for 2006.
4.	To conduct such other business as may properly come before the meeting.
Shareholders who owned stock at the close of business on March 21, 2006 can vote at the meeting.
By Order of the Board of Directors, WILLIAM F. DENSON, III Secretary
1200 Urban Center Drive Birmingham, Alabama 35242 April 13, 2006
NOTE - Please sign, date and return your proxy as promptly as possible whether you own one or many shares.

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VULCAN MATERIALS COMPANY 1200 URBAN CENTER DRIVE, BIRMINGHAM, ALABAMA 35242 PROXY STATEMENT FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD MAY 12, 2006

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

This proxy statement is being sent to all shareholders of record as of the close of business on March 21, 2006 in connection with the solicitation of proxies by Vulcan Materials Company (the "Company" or "Vulcan") for use at the 50th Annual Meeting of Shareholders. This proxy statement, the enclosed proxy card and Vulcan's 2005 Annual Report to Shareholders are being first mailed to our shareholders on or about April 13, 2006. The meeting will be held at Renaissance Ross Bridge Resort, 4000 Grand Avenue, Birmingham, Alabama on May 12, 2006, at 9:00 a.m. Central Daylight Time.

Who can attend the Annual Meeting?

Only shareholders of the Company as of the record date, March 21, 2006, their authorized representatives and invited guests of the Company will be able to attend the annual meeting.

Who is entitled to vote?

All Vulcan shareholders as of the record date, March 21, 2006, will be entitled to vote at the 2006 annual meeting. On the record date there were 100,578,323 shares outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

How do I vote if I am a registered shareholder?

Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to vote their shares whether or not they attend the meeting in person. You can vote your proxy in one of the following manners:

         -     Via Internet
         -     By telephone
         -     By mail or
         -     In person at the annual meeting

Choosing to vote via the Internet or calling the toll-free number listed on the proxy card will save the Company expense. Internet and telephone voting information is provided on the proxy card. A control number, located on the upper right of the proxy card, is used to verify your identity when voting via the Internet or by telephone. If you vote via the Internet or by telephone, please do not return a signed proxy card.

If you choose to vote by mail, mark your proxy card enclosed with the proxy statement, date and sign it, and mail it in the postage-paid envelope.

If you wish to vote in person, you can do so by ballot at the meeting.

How do I specify how I want my shares voted?

You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card or indicating your vote on each proposal via the telephone or Internet. Please review the voting instructions on the proxy card and read the entire text concerning the proposals in this proxy statement prior to voting.

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If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board on that proposal. The Board's recommendations are shown for each proposal on the proxy card and in this proxy statement.

How do I vote if I am a beneficial shareholder?

If you are a beneficial shareholder, meaning you hold your Vulcan shares in street name, you have the right to direct your bank, broker or nominee on how to vote the shares. You should complete a voting instruction card provided to you by your bank, broker or nominee or vote by Internet or telephone as instructed by your bank, broker or other nominee. If you wish to vote in person at the meeting, you must first obtain from the holder of record a proxy issued in your name.

What items will be voted upon at the Annual Meeting?

There are three proposals that will be presented at the meeting:

election of three directors to serve three-year terms and one director to serve a two-year term;
approval of the 2006 Omnibus Long-Term Incentive Plan; and
ratification of appointment of Deloitte & Touche LLP as Vulcan's independent registered public accountants for 2006.

These proposals have been submitted on behalf of Vulcan's Board of Directors. We know of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the proxies named on the proxy card to vote on them according to their best judgment.

What are the Board of Directors' voting recommendations?

For the reasons set forth in more detail later in this proxy statement, the Board recommends a vote FOR the election of each of the director candidates, FOR the approval of the 2006 Omnibus Long-Term Incentive Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for 2006.

How many votes are needed to have the proposals pass?

The affirmative vote of a majority of the votes cast is required to elect each of the directors, to approve the Omnibus Plan and to ratify the appointment of Deloitte & Touche. Directors who do not receive the required majority are required to tender their resignations to the Board for consideration.

How are the votes counted?

For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" or "Withheld" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting, are not considered votes cast, and thus will not affect the outcome of the vote.

How can I revoke my Proxy?

You may revoke your proxy at any time before it is voted at the meeting by taking one of the following actions:

         -     by giving timely written notice of the revocation to the Secretary of the Company;
         -     by executing and delivering a proxy with a later date;
         -     by voting by telephone or via Internet at a later date (in which case only the last vote is counted); or
         -     by voting in person at the meeting.

Who counts the votes?

Tabulation of the votes cast at the meeting is conducted by an independent agent and certified to by independent inspectors of election.

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Is my vote confidential?

All proxies are held in confidence, unless the shareholder writes comments or requests disclosure on the proxy, where disclosure may be required by law, and in certain circumstances where the proxy solicitation is not approved by the Board.

Who will pay for the costs involved in the solicitation of proxies?

The Company will pay all costs of preparing, assembling, printing and distributing the proxy materials. Management has retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of $6,500, plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

How do I contact directors?

The Board has established a process for shareholders and other interested parties to communicate directly with the presiding director or with the non-management directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of Vulcan's non-management directors, including the Board's presiding director, may send correspondence to the following address:

          Board of Directors (or presiding director or name of individual director)
          c/o Corporate Secretary
          Vulcan Materials Company
          1200 Urban Center Drive
          Birmingham, Alabama 35242

All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable.

In addition, as provided on Vulcan's website at www.vulcanmaterials.com under the heading "Investor Relations" and then under the heading "Corporate Governance - Contact the Board of Directors," any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing to the following address:

          Vulcan Audit Committee
          c/o Corporate Secretary
          Vulcan Materials Company
          1200 Urban Center Drive
          Birmingham, Alabama 35242

CORPORATE GOVERNANCE

The Board has adopted Corporate Governance Guidelines which provide a framework for the governance of the Company. The Guidelines build on practices which we have followed for many years and, we believe, demonstrate our continuing commitment to corporate governance excellence.

Our Guidelines provide that a substantial majority of the members of the Board must meet the criteria for independence as required by applicable law and the New York Stock Exchange listing standards. The New York Stock Exchange listing standards require that a majority of directors be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. The Board has adopted Director Independence Criteria, attached hereto as Appendix A, to assist it in making determinations of independence.

The Board has determined that all nine of our non-management directors are independent and meet the Director Independence Criteria. The only director who is not independent is Mr. James, our Chief Executive Officer and Chairman. Mr. James currently serves on the board of directors of three companies in addition to Vulcan. Mr. James has informed Vulcan that he intends to resign from one of the outside boards no later than that company's

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2006 annual meeting, bringing the number of his outside board memberships to two. See the discussion under the heading "Director Independence" below.

We have a Business Conduct Policy that applies to all of our employees and deals with a variety of corporate compliance issues, including conflicts of interest, compliance with laws, confidentiality of company information, fair dealing and use of company assets. All employees are required to fill out a questionnaire annually regarding their personal compliance with the Business Conduct Policy and are encouraged to report any illegal or unethical behavior of which they become aware.

The Board has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Ethics defines "Senior Financial Officers" to include the Chief Financial Officer and Controller and principal accounting officer. The Code of Ethics covers such topics as financial reporting, conflicts of interest and compliance with laws. If we make any amendment to, or waiver of, any provision of the Code of Ethics, we will disclose such information on our website.

You can access our bylaws, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics at our website www.vulcanmaterials.com or you can obtain a copy by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242. We will provide any of these documents free of charge. Please note that the information contained on our website is not incorporated by reference in, nor considered to be a part of, this proxy statement.

Electronic Delivery of Proxy Materials

You can also access Vulcan's proxy statement and 2005 Annual Report on Form 10-K, which includes our annual report to shareholders, via the Internet at www.vulcanmaterials.com under the heading "Investor Relations." For next year's shareholders' meeting, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report to shareholders electronically over the Internet. If you hold your shares in your own name (instead of through a bank, broker or other nominee), you can choose this option by following the instructions at the Internet voting website at www.proxyvotenow.com/vmc, which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials and annual report to shareholders electronically, then prior to next year's shareholders' meeting you will receive an e-mail notification when the proxy materials and annual report to shareholders are available for on-line review over the Internet, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect for subsequent meetings unless you revoke it prior to future meetings by sending a written request to: Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242 or revoking your request online.

A copy of our 2005 Annual Report on Form 10-K will be provided to you without charge (except for exhibits) upon written request to Mark D. Warren, Director, Investor Relations, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Company's Board is divided into three classes for purposes of election. One class is elected at each annual meeting to serve a three-year term.

The Board has nominated three persons for election as directors to serve three-year terms expiring in 2009 and one director to serve a two-year term expiring in 2008, the date on which such director reaches mandatory retirement age. Unless otherwise directed, proxies will be voted in favor of these four nominees. Should any of the nominees be unable to accept election, the proxies will be voted for the election of such other person or persons who is nominated by the Board on the recommendation of the Governance Committee. Each of the nominees has consented to serve if elected, and the Board has no reason to believe that any of the persons nominated will be unable to serve as a director.
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS TERM EXPIRING IN 2008

Orin R. Smith
Age: 70. Director since 1983.
Retired Chairman and Chief Executive Officer of Engelhard Corporation, Iselin, New Jersey (provider of environmental technologies, performance products, engineered materials and related services).
Other directorships: Applera Corporation; Ingersoll-Rand Company.
Committee memberships: Compensation; Executive; Governance; Safety, Health and Environmental Affairs.

TERMS EXPIRING IN 2009

Phillip W. Farmer
Age: 67. Director since 1999.
Retired Chairman of the Board of Harris Corporation, Melbourne, Florida (an international communications equipment company) from February 2003 until June 2003; Chairman, President and Chief Executive Officer from June 2000 to February 2003.
Other directorships: George Weston, Limited.
Committee memberships: Audit; Finance and Pension Funds; Governance.

H. Allen Franklin
Age: 61. Director since 2001.
Retired Chairman and Chief Executive Officer of Southern Company, Atlanta, Georgia (a super-regional energy company in the Southeast and a leading U.S. producer of energy) from April 2004 until July 2004; Chairman, President and Chief Executive Officer from April 2001 to March 2004; President and Chief Executive Officer from March 2001 until April 2001.
Committee memberships: Audit; Compensation; Safety, Health and Environmental Affairs.

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James V. Napier
Age: 69. Director since 1983.
Retired Chairman of the Board of Scientific-Atlanta, Inc., Atlanta, Georgia (a manufacturer and designer of telecommunication systems, satellite-based communications networks, and instrumentation for industrial, telecommunications and government applications) from 1992 to 2000.
Other directorships: Engelhard Corporation; Intelligent Systems, Inc.; McKesson Corporation; Scientific-Atlanta, Inc.; WABTEC, Corp.
Committee memberships: Audit; Compensation; Executive; Finance and Pension Funds.

The Board of Directors of the Company recommends a vote FOR the nominees named above. DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING IN 2008

Philip J. Carroll, Jr.
Age: 68. Director since 1999.
Retired Chairman and Chief Executive Officer of Fluor Corporation, Aliso Viejo, California (an engineering, construction and diversified services company), from July 1998 to February 2002.
Other directorships: BAE Systems; Texas Medical Center.
Committee memberships: Compensation; Executive; Governance; Safety, Health and Environmental Affairs.

Donald M. James
Age: 57. Director since 1996.
Chairman and Chief Executive Officer of Vulcan since May 1997.
Other directorships: Protective Life Corporation; The Southern Company; Wachovia Corporation.
Committee memberships: Executive.

TERMS EXPIRING IN 2007

Livio D. DeSimone
Age: 69. Director since 1987.
Retired Chairman and Chief Executive Officer of 3M Company, St. Paul, Minnesota (a diversified manufacturer).
Other directorships: Milliken & Co.
Committee memberships: Compensation; Executive; Governance.

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Douglas J. McGregor
Age: 65. Director since 1992.
Blue Point Capital Partners, Cleveland, Ohio (a national private equity firm), since January 2003; retired President and Chief Operating Officer, Burlington Industries, Inc., Greensboro, North Carolina (a leading softgoods manufacturer with interests in apparel, home fashions, carpets and rugs), from June 2000 until December 2002. Other directorships: KeyCorp.
Committee memberships: Audit; Finance and Pension Funds; Safety, Health and Environmental Affairs.

Donald B. Rice
Age: 66. Director since 1986.(*)
Chairman (since 2002), President and Chief Executive Officer of Agensys, Inc., Santa Monica, California (a biotechnology company developing monoclonal antibody therapeutics for cancer), since 1996.
Other directorships: Amgen, Inc.; Chevron Corp.; Wells Fargo & Company.
Committee memberships: Audit; Executive; Finance and Pension Funds; Governance.
(*)Dr. Rice was first elected a director in 1986, and served until May 1989, when he was appointed Secretary of the Air Force. He was reelected a director of Vulcan by the Board of Directors on February 12, 1993.

Vincent J. Trosino
Age: 65. Director since 2003.
President, Vice Chairman of the Board and Chief Operating Officer of State Farm Mutual Automobile Insurance Company, Bloomington, Illinois (a mutual insurance company), since 1998.
Committee memberships: Finance and Pension Funds; Safety, Health and Environmental Affairs.

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BOARD OF DIRECTORS AND COMMITTEES

The Board has established six standing committees as follows:

      -     Executive Committee
      -     Audit Committee
      -     Compensation Committee
      -     Governance Committee
      -     Safety, Health and Environmental Affairs Committee
      -     Finance and Pension Funds Committee

Each committee, except the Executive Committee, is composed entirely of non-management directors.

Executive Committee

The Executive Committee has the same powers as the Board, except as limited by the New Jersey Business Corporation Act. In practice, the powers of the Executive Committee are exercised only for matters that arise between meetings of the Board. Members of the Executive Committee are Messrs. James (Chair), Carroll, DeSimone, Napier, Rice and Smith. The Executive Committee did not meet in 2005.

Audit Committee

The Audit Committee advises the Board and management from time to time with respect to internal controls, financial systems and procedures, accounting policies and other significant aspects of the Company's financial management. The Audit Committee also directly supervises the relationship between the Company and its external auditors. The Audit Committee's responsibilities under its written charter is to appoint the independent accountants to audit the Company's financial statements and perform other services related to the audit; review the scope and results of the audit with the independent accountants; review with management and the independent accountants the Company's interim and year-end operating results; review and oversee the internal accounting and auditing procedures of the Company; evaluate the independence of the external auditors; and approve and review any non-audit services to be performed by the independent accountants.

All members of the Audit Committee are non-management directors and are "independent" and "financially literate" within the meaning of the listing standards of the New York Stock Exchange, which we refer to as the NYSE rules. Please review the Report of the Audit Committee on page 23 of this proxy statement. Members of the Audit Committee are Messrs. Napier (Chair), Farmer, Franklin, McGregor and Rice. The Audit Committee met nine times during 2005.

The charter of the Audit Committee is attached as Appendix B to this proxy statement. It is also available on our website at www.vulcanmaterials.com. The Board has determined that Mr. Napier is an "audit committee financial expert" within the meaning of that term under the rules of the SEC. As discussed above, Mr. Napier is "independent" within the meaning of the NYSE rules and the Board's Director Independence Criteria, or Board standards. He has served on the Company's Board since 1983 and on its Audit Committee since 1987.

Compensation Committee
The Compensation Committee interprets and administers the Executive Incentive Plan, Management Incentive Plan and the 1996 Long-Term Incentive Plan. If the 2006 Omnibus Long-Term Incentive Plan is approved by the shareholders at the Annual Meeting, the Compensation Committee will also administer that plan. The committee is comprised solely of non-management directors who are "independent" within the meaning of the NYSE rules and the Board standards. The Compensation Committee also is responsible for determining and fixing the amount of compensation paid to each senior officer of the Company and each Division president ("Senior Executives"). In addition, it determines and fixes other benefits to be provided to such Senior Executives and certain other employees of the Company. It also makes recommendations to the Board concerning changes in the compensation of the directors. Members of the Compensation Committee are Messrs. Smith (Chair), Carroll, DeSimone, Franklin and Napier. The Compensation Committee met four times during 2005. The charter of the Compensation Committee is available on our website at www.vulcanmaterials.com.

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Governance Committee
The Governance Committee is responsible for reviewing and assessing our policies and practices relating to corporate governance, including our Corporate Governance Guidelines. The committee also plans for the succession of the chief executive officer and other senior executives. The committee also serves as the nominating committee and as such it is responsible for identifying and assessing candidates for the Board, including making recommendations to the Board regarding such candidates. In fulfilling its duties, the Governance Committee, among other things:

      -     identifies individuals qualified to be Board members consistent with criteria established in its charter;
      -     recommends to the Board nominees for the next annual meeting of shareholders; and
      -     evaluates individuals suggested by shareholders.

In recommending director candidates to the Board, the Governance Committee Charter requires the committee to select individuals who, at a minimum, possess high ethical standards, integrity and sound business judgment. In its assessment of each potential candidate, the Governance Committee will review the candidate's experience, potential conflicts of interest, understanding of the Company's or related industries, financial acumen and such other factors the committee determines are pertinent in light of the current needs of the Board. The committee may also take into account the contribution of the candidate to the diversity of the Board, the ability of a candidate if elected a director to devote the time and effort necessary to fulfill his or her responsibilities as a Board member, and the needs of the Company given the range of talent and experience represented on the Board.

This committee is comprised solely of non-management directors who are "independent" within the meaning of the NYSE rules and Board standards. Members of the Governance Committee are Messrs. DeSimone (Chair), Carroll, Farmer, Rice and Smith. The Governance Committee met two times during 2005. The charter of the Governance Committee is available on our website at www.vulcanmaterials.com.

The Governance Committee considers director candidates recommended by shareholders. Any shareholder wishing to recommend a candidate for election at the 2007 Annual Meeting must submit that recommendation in writing, addressed to the committee, in care of the Secretary of the Company, at 1200 Urban Center Drive, Birmingham, Alabama 35242, by December 11, 2006. Timely recommendations by shareholders will receive equal consideration by the Governance Committee. Directors and members of management may also suggest candidates for director. In some cases, the committee engages, for a fee, the services of a third party executive search firm to assist it in identifying and evaluating candidates for director.

Safety, Health and Environmental Affairs Committee

The Safety, Health and Environmental Affairs ("SHE") Committee has the responsibility for reviewing our policies, practices and programs with respect to the management of safety, health and environmental affairs and monitoring our compliance with safety, health and environmental laws and regulations. Members of the SHE Committee are Messrs. Carroll (Chair), Franklin, McGregor, Smith and Trosino. The SHE Committee met two times during 2005.

Finance and Pension Funds Committee

The Finance and Pension Funds Committee has responsibility for overseeing our financial policies and recommending to the Board financial policies and actions to accommodate our goals and operating strategies while maintaining a sound financial condition. Its functions include keeping informed about our financial condition, recommending a dividend policy, reviewing and recommending changes in the quarterly dividend payments, and evaluating and making recommendations concerning the appropriate mix of debt and equity, incurrence of long-term debt, and changes in the authorized limit of short-term debt. The Finance and Pension Funds Committee is also responsible for overseeing the funding and management of assets for pension plans sponsored by the Company. To fulfill these functions, it establishes funding policies and methods consistent with pension plan objectives and the Employee Retirement Income Security Act of 1974, selects and removes investment managers, and appoints trustees for the pension plans. Members of the Finance and Pension Funds Committee are Messrs. Rice (Chair), Farmer, McGregor, Napier and Trosino. The Finance and Pension Funds Committee met two times in 2005.

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Meetings and Attendance

The Board held eleven meetings in 2005. In 2005, each director attended more than 75% of the total number of meetings of the Board and meetings of the committees of which he was a member.

Annual Meeting Policy

Directors are expected to attend Vulcan's Annual Meeting of Shareholders. In furtherance of this policy, Vulcan's Board holds one of its regularly scheduled Board meetings on the same day as the annual meeting. In 2005, all of the Board members attended the annual meeting.

Presiding Director

Each year at the May Board meeting, the Board designates a non-management presiding director, a position which is filled by rotation among the chairs of the Board committees. The duties of the presiding director are delineated in our Corporate Governance Guidelines, which are available on our website at www.vulcanmaterials.com. The non-management directors met in executive session five times in 2005. The Chairman of the Finance and Pension Funds Committee, Donald B. Rice, served as the presiding director at the executive sessions after the annual meeting in 2005. The Company encourages constructive communications from our shareholders. Shareholders interested in communicating directly with the presiding director or with the non-management directors as a group, may do so by writing to Presiding Director, c/o Corporate Secretary, Vulcan Materials Company, P. O. Box 385014, Birmingham, Alabama, 35238-5014. The shareholder communications will be forwarded to the Board in accordance with the Policy on Shareholder Communications with the Board, adopted by the independent directors in February 2004.

Director Independence

As described in the Corporate Governance Guidelines, the Board believes that all of the non-management directors are independent under the NYSE rules, the Board standards, and the applicable SEC rules and regulations as determined by the Board in its business judgment.

The NYSE rules provide that a Vulcan director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with Vulcan (either directly or as a partner, shareholder or officer of an organization that has a relationship with Vulcan). The NYSE rules require a board to consider all of the relevant facts and circumstances in determining the materiality of a director's relationship with Vulcan and permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Director Independence Criteria to assist the Board in determining whether a director has a material relationship with Vulcan. The Director Independence Criteria, which should be read together with the NYSE rules, are attached to this document as Appendix A and are also available on Vulcan's website at www.vulcanmaterials.com under the heading "Investor Relations" and then under the heading "Corporate Governance."

In February 2006, the Board conducted an evaluation of director independence, based on the Director Independence Criteria, the NYSE rules and applicable SEC rules and regulations. In connection with this review, the Board evaluated commercial, charitable, consulting, familial or other relationships with each director or immediate family member and their related interests and Vulcan and its subsidiaries, including those relationships described under "Other Matters Relating to Executive Officers and Directors."

As a result of this evaluation, the Board affirmatively determined that Messrs. Carroll, DeSimone, Farmer, Franklin, McGregor, Napier, Rice, Smith and Trosino are independent directors under the Director Independence Criteria, the NYSE rules and the applicable SEC rules and regulations.

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COMPENSATION OF DIRECTORS

Members of the Board who are not employees of the Company are paid a retainer of $45,000 per year, plus the following fees:

      -     $5,000 Board meeting fee for in-person attendance;
      -     $3,000 committee meeting fee for in-person attendance;
      -     $1,500 Board and committee fees for telephonic meetings or actions by written consent;
      -     $10,000 audit committee chair retainer fee; and
      -     $5,000 retainer fee for all other committee chairs.

We have a Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Directors' Deferred Compensation Plan") under which non-management directors are permitted to defer the compensation to which they are entitled for specified periods or until they cease to be directors. The deferred amounts, at the election of the director, either (i) are credited with interest at prescribed rates or (ii) are converted into a number of deferred stock units equivalent to the number of shares of the Company's common stock (based on the market price at the time of deferral) that could be purchased with the amount deferred. Whenever a dividend is paid on Vulcan's common stock, the deferred stock unit accounts are credited with an additional number of stock units corresponding to the amount of the dividend. At the end of the deferral period, the deferred stock units are settled in shares of the Company's common stock and interest-based deferrals are settled in cash. The Directors' Deferred Compensation Plan also provides for a lump-sum settlement of the director's deferred compensation account in stock or cash, as applicable, if following a Change of Control (as defined in the Directors' Deferred Compensation Plan) (i) the participating director ceases to be a member of the Board, (ii) the Directors' Deferred Compensation Plan is terminated or (iii) the Company's capital structure is changed materially. The Directors' Deferred Compensation Plan was approved by the Company's shareholders in 1993.

We also have a Restricted Stock Plan for Nonemployee Directors (the "Restricted Stock Plan"), which was approved by the Company's shareholders in 2004. The Restricted Stock Plan was implemented to promote a greater alignment of interests between our non-management directors and our shareholders through increasing ownership of our common stock by the non-management directors and to assist us in attracting and retaining qualified individuals to serve as non-management directors of the Company by affording them an opportunity to share in our future success. Under the Restricted Stock Plan, a number of restricted shares determined annually by the Board (the "Restricted Shares") is granted to each non-management director. On June 1, 2005, 1,000 Restricted Shares were issued to each non-management director serving on that date. The Restricted Shares are held in special restricted accounts by our transfer agent and the non-management directors have no right to receive the Restricted Shares until the restrictions imposed by the plan either lapse or are waived. Generally, the restrictions expire when the non-management director reaches age 72 (or the then current mandatory retirement age for directors), or the non-management director ceases to be a director because of death or disability. However, our Chief Executive Officer has the power to waive restrictions in the event the non-management director fails to remain a director for any reason other than retirement at the mandatory age, death or disability. During the period the shares are restricted, the non-management directors have all of the rights and benefits of a shareholder with respect to the Restricted Shares, including the right to vote the shares and receive dividends on the shares, other than the right to sell, assign, pledge or otherwise transfer the Restricted Shares.

Cash dividends paid on Restricted Shares acquired under the Restricted Stock Plan for Nonemployee Directors are deferred in the form of deferred stock units. The number of deferred stock units is determined by multiplying the per share dividend amount by the sum of (i) number of Restricted Shares previously granted to the non-management director upon which restrictions have not yet lapsed and (ii) the number of deferred stock units previously credited to such non-management director under the Restricted Stock Plan and dividing the product by the average daily closing price per share of the Company's common stock for the 20 trading days prior to the dividend payment date. The deferred stock units are settled in Vulcan shares upon the non-management director's retirement, when the restrictions on the Restricted Shares expire.

In 1996, the Company's shareholders approved a Deferred Stock Plan for Nonemployee Directors of the Company (the "Deferred Stock Plan"). Under the Deferred Stock Plan, each non-management director received an annual grant of deferred stock units calculated by dividing an amount equal to 40% of the annual retainer payable to non-management directors then in effect by the average daily closing price per share of the Company's common stock

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for the 20 trading days prior to the date of grant. Grants under the plan were discontinued in 1999. However, on each date on which a regular cash dividend is paid on the common stock, the account of each participating non-management director is credited with additional deferred stock units corresponding to the cash dividend paid on the number of shares of common stock evidenced by the deferred stock units credited to the account of each such non-management director. The entire balance of a non-management director's Deferred Stock account will be paid, in either a lump sum or installments at the election of such director, in the Company's common stock, upon the director's termination of service.

If the 2006 Omnibus Long-Term Incentive Plan is approved by the shareholders at the Annual Meeting, no further awards will be made to non-management directors under either the Restricted Stock Plan or the Deferred Stock Plan, except for dividend credits on existing stock unit balances.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following is information regarding persons known to us to have beneficial ownership of more than 5% of the outstanding common stock of the Company, which is our only outstanding class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
State Farm Mutual Automobile Insurance Company and Affiliates One State Farm Plaza Bloomington, Illinois 61710	11,071,713 shares(1)	11.04%

Davis Selected Advisors, L.P. 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	8,304,124 shares(2)	8.12%

(1)Based on information contained in the Schedule 13G/A, dated January 26, 2006, filed with the Securities and Exchange Commission. According to Schedule 13G, the total includes the following shares over which the listed entities have sole or share either or both voting and dispositive power:

Affiliate
State Farm Mutual Automobile Insurance Company
State Farm Life Insurance Company
State Farm Fire and Casualty Company
State Farm Growth Fund
State Farm Balanced Fund
State Farm Variable Product Trust
State Farm Insurance Companies Employee Retirement Trust
State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees
     -     Equities Account
     -     Balanced Account

Shares 8,399,798 2,535 3,316 1,039,200 160,200 4,656 2,808 1,208,400 250,800

(2)Based on information contained in a Schedule 13G/A, dated December 31, 2005, filed with the Securities and Exchange Commission.

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STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information, unless otherwise indicated, as of March 1, 2006, regarding beneficial ownership of our common stock by each of the directors, the Chief Executive Officer and the other four executive officers listed in the Summary Compensation Table below, and the directors and executive officers of the Company as a group. This total includes all stock-based holdings as set forth in the footnotes. This table indicates the alignment of the named individual's financial interest with the interests of our shareholders, because the value of the individual's total holdings will increase or decrease in line with the price of our common stock.

Name	Amount and Nature of Stock-Based Ownership	Percent of Class

Directors(1)
   Philip J. Carroll, Jr.
   Livio D. DeSimone
   Phillip W. Farmer(2)
   H. Allen Franklin
   Douglas J. McGregor(3)
   James V. Napier
   Donald B. Rice
   Orin R. Smith
   Vincent J. Trosino
Chief Executive Officer and other
Executive Officers(4)
   Donald M. James
   Daniel F. Sansone
   Guy M. Badgett, III
   William F. Denson, III
   James W. Smack
All Directors and Executive Officers as a group (17 persons)

16,806 62,747 17,019 11,436 50,350 20,914 38,146 61,368 6,769 1,655,187 220,001 291,705 169,280 264,406 3,272,122	* * * * * * * * * 1.65% * * * * 3.25%

*Less than 1% of issued and outstanding shares of Company common stock.

(1)Beneficial ownership for the directors includes all shares held of record or in street name, and, if noted, by trusts or family members. The amounts also include restricted shares granted under our Restricted Stock Plan for Nonemployee Directors and phantom shares settled in stock accrued under the Directors' Deferred Compensation Plan, and the Deferred Stock Plan for Nonemployee Directors, as follows:
	Shares Owned Directly or Indirectly	Restricted Shares	Phantom Shares Held Pursuant to Plans
Philip J. Carroll, Jr. Livio D. DeSimone Phillip W. Farmer H. Allen Franklin Douglas J. McGregor James V. Napier Donald B. Rice Orin R. Smith Vincent J. Trosino	-0- 23,787 1,000 -0- 1,350 3,550 21,950 3,150 1,500	5,950 6,445 5,550 4,000 6,445 6,445 6,445 6,445 2,000	10,856 32,515 10,469 7,436 42,555 10,919 9,751 51,773 3,269

(2)Includes 1,000 shares held in a trust of which Mr. Farmer is the trustee.
(3)Includes 1,350 shares held in a trust of which Mr. McGregor is the trustee.

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 (4)Beneficial ownership for the executive officers includes shares held of record or in street name. The amounts also include shares that may be acquired upon the exercise of options which are presently exercisable or that will become exercisable on or before May 1, 2006, and shares credited to the executives' accounts under our Thrift Plan for Salaried Employees ("Thrift Plan") as follows:

	Shares Owned Directly or Indirectly	Exercisable Options	Thrift Plan
Donald M. James Daniel F. Sansone Guy M. Badgett, III William F. Denson, III James W. Smack	93,336 25,719 26,371 33,481 13,935	1,546,000 178,875 228,250 117,550 210,475	15,851 15,407 37,084 18,249 39,996

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for Mr. James and the four other executive officers who were the most highly compensated (based on combined salary and bonus) for the fiscal year ended December 31, 2005.

Summary Compensation Table
		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Restricted Stock Awards ($)(2)	Securities Underlying Options(3) (Number of Shares)	All Other Compensation (4)
Donald M. James Chairman and Chief Executive Officer	2005 2004 2003	$1,050,006 $994,998 $962,508	$2,700,000 $1,400,000 $1,000,000	-0- -0- $1,370,410	264,000 130,000 145,000	$121,940 $96,107 $72,324
Daniel F. Sansone Senior Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	$397,210 $330,004 $318,004	$563,000 $220,000 $247,000	-0- -0- $146,602	77,000 12,000 15,000	$31,612 $28,493 $23,561
Guy M. Badgett, III Senior Vice President, Construction Materials Group	2005 2004 2003	$421,838 $403,340 $383,334	$400,000 $280,000 $236,000	-0- -0- $258,147	77,000 25,000 28,000	$35,746 $32,264 $29,089
William F. Denson, III Senior Vice President, General Counsel and Secretary	2005 2004 2003	$342,500 $326,668 $307,840	$475,000 $250,000 $190,000	-0- -0- $175,285	50,000 15,000 17,000	$29,900 $25,028 $19,280
James W. Smack Senior Vice President, Construction Materials Group	2005 2004 2003	$421,838 $410,175 $408,006	$393,000 $260,000 $176,000	-0- -0- $156,163	77,000 15,000 16,000	$34,308 $137,802 $38,733

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(1)Consists of payments made under the Executive Incentive Plan ("EIP") or the Management Incentive Plan ("MIP"). See the information under the heading "Change of Control Employment Agreements" on page 27 below for information relating to payments in the event of a Change of Control.

(2)Consists of deferred stock units granted under the 1996 Long-Term Incentive Plan. The value of the units shown is based on the fair market value of the corresponding number of shares of the Company's common stock on the date of grant without giving effect to the diminution in value attributable to the restrictions on the units. The deferred stock units vest ratably in years six through ten following the grant and become payable after the tenth year. Payment may be deferred beyond the tenth year at the participant's option. Vesting is accelerated upon retirement at age 62 or older, death, disability, or Change of Control; non-vested units are forfeited upon termination of employment for any other reason. Dividend equivalents accrue as additional deferred stock units. For information on what constitutes a Change of Control, see "Change of Control Employment Agreements" on page 27, below.

The following table provides information about the aggregate amount of deferred stock units held by each of the named executive officers as of December 31, 2005.

Name	Aggregate Number of Deferred Units Held (includes dividend equivalent credits)	Aggregate Value Based on FMV of Common Stock at Year End ($67.975)
Donald M. James Daniel F. Sansone Guy M. Badgett, III William F. Denson, III James W. Smack	109,457 11,259 19,212 14,351 11,570	$7,440,340 $765,331 $1,305,936 $975,509 $786,471

(3)See Option Grants Table on page 16 for more detail concerning the 2005 option grants.

(4)Other Compensation for 2005 consists of contributions made by the Company on behalf of each named employee to the Thrift Plan for Salaried Employees (the "Thrift Plan") and the Unfunded Supplemental Benefit Plan for Salaried Employees (the "Supplemental Plan"). Under the Supplemental Plan, participating employees whose Company-matching contributions to the Thrift Plan have been reduced as a result of the limitations imposed by Sections 401 (which limits employee contributions) and 415 (which limits total contributions) of the Internal Revenue Code of 1986, as amended, are provided with a benefit that is essentially equal to the benefit those employees would have received in the absence of such limitations. The Compensation Committee designates the participants under the Supplemental Plan. The following table itemizes the amounts contributed on behalf of or paid to each of the named executives as described herein.

Name	Thrift Plan Contributions	Supplemental Plan Contributions	Relocation Expenses
Donald M. James Daniel F. Sansone Guy M. Badgett, III William F. Denson, III James W. Smack	$10,860 $10,860 $10,860 $10,860 $10,860	$111,080 $20,752 $24,886 $19,040 $23,448	-0- -0- -0- -0- -0-

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OPTION GRANTS IN 2005

The following table sets forth each grant of stock options during 2005 to Mr. James and the other named executive officers:

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees	Exercise or Base Price ($/sh)	Expiration Date	Grant Date Present Value ($)(2)
Donald M. James Daniel F. Sansone Guy M. Badgett, III William F. Denson, III James W. Smack	146,000 118,000 14,000 12,000 51,000 26,000 51,000 17,000 33,000 26,000 51,000	13.92 4.06 4.06 2.64 4.06	$57.10 $68.63 $57.10 $54.84 $68.63 $57.10 $68.63 $57.10 $68.63 $57.10 $68.63	2/10/2015 12/8/2015 2/10/2015 5/13/2015 12/8/2015 2/10/2015 12/8/2015 2/10/2015 12/8/2015 2/10/2015 12/8/2015	$1,535,920 $1,688,580 $147,280 $122,400 $729,810 $273,520 $729,810 $178,840 $472,230 $273,520 $729,810

(1)Reflects nonqualified options granted pursuant to the 1996 Long-Term Incentive Plan. The exercise price of all options granted equals the fair market value of the shares of the Company's common stock on the date of grant. The February and May 2005 options are subject to vesting in 20% increments based on the recipient's continued employment over a five-year period beginning on January 1, 2006 (the "first vesting date") and on each of the second, third, fourth, and fifth anniversaries of the first vesting date, with vesting to be accelerated upon the optionee's death, disability or retirement or upon a Change of Control of the Company. On December 8, 2005, the Committee made awards of non-qualified stock options which normally would have been granted early in 2006. These grants, which are in lieu of long-term grants for 2006, were made so as not to be governed by new accounting standards regarding the expensing of stock options which take effect in 2006. However, due to the annual grant limitation under the 1996 Long-Term Incentive Plan, 40% of the award to the CEO was granted in December 2005; the remaining portion of Mr. James' award was granted in January 2006. Those options were fully vested at grant but have a 3-year resale restriction. For information on what constitutes a Change of Control, see "Change of Control Employment Agreements" on page 27, below.

(2)Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide a grant date present value for these option grants using a Black-Scholes pricing model. For the February 10, 2005 grants, the assumptions used to determine the value of the options include: an expected volatility of 25.18% (derived by using daily closing stock prices for the nine and one-half years preceding the grant date), a dividend yield of 2.21%, an interest rate of 4.07% (the rate on a U.S. Treasury note with a maturity date of nine years from the grant date), and an expected time of exercise of nine and one-half years from grant date. The assumptions used to determine the value of the May 2005 grant include: an expected volatility of 25.26% (derived by using daily closing stock prices for the nine and one-half years preceding the grant date), a dividend yield of 2.19%, an interest rate of 4.12% (the rate on a U.S. Treasury note with a maturity date of nine years from the grant date), and an expected time of exercise of nine and one-half years from grant date. For the December 2005 grants, the assumptions used to determine the value of the options include: an expected volatility of 25.89% (derived by using daily closing stock prices for the nine and one-half years preceding grant date), a dividend yield of 2.11%, an interest rate of 4.47% (the rate on a U.S. Treasury note with a maturity date of nine years from the grant date), and an expected time of exercise of nine and one-half years from grant date. In addition, adjustments to the grant date values were made for non-transferability and risk of forfeiture based on historical rates. We do not believe that the values estimated by the Black-Scholes model, or any other model, are necessarily indicative of the values that might eventually be realized by an executive.

<PAGE 16>
AGGREGATED OPTION EXERCISES IN 2005 AND 2005 OPTION VALUES

The following table sets forth for each of Mr. James and the other named executive officers the number and dollar value of options exercised in 2005 and of unexercised options outstanding at December 31, 2005.

	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options At December 31, 2005(2)		Value of Unexercised In-the-Money Options at December 31, 2005(3)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald M. James Daniel F. Sansone Guy M. Badgett, III William F. Denson, III James W. Smack	150,000 35,850 22,200 38,025 -0-	$7,443,255 $1,451,358 $846,857 $1,059,669 -0-	1,241,200 165,875 227,900 126,550 196,275	427,800 50,800 76,200 50,200 54,400	$32,536,275 $3,116,526 $5,017,218 $2,245,966 $4,196,150	$9,338,514 $1,035,329 $1,680,147 $1,097,150 $1,099,880

(1)Calculated by multiplying the difference between the fair market value of the common stock on the date of the exercise and the option exercise price by the number of options exercised.

(2)Upon a Change of Control of Vulcan, all outstanding options will become exercisable. For information on what constitutes a Change of Control, see "Change of Control Employment Agreements" on page 27 below.

(3) The aggregate value of the unexercised in-the-money options is calculated based on the difference between the fair market value of the underlying securities as of December 31, 2005 and the option exercise price. The fair market value used to estimate the in-the-money value at year end was $67.975 (high/low average price of the common stock on the New York Stock Exchange on December 30, 2005). The ultimate value of an option is dependent on the market value of the common stock at the time of exercise.
LONG-TERM INCENTIVE PLANS - AWARDS IN 2005
Performance Share Units(1)			Estimated Future Payouts Number of Shares(1)
Name	Number of Performance Share Units	Performance Period	Threshold (# Units)	Target (# Units)	Maximum (# Units)
Donald M. James Daniel F. Sansone Guy M. Badgett, III William F. Denson, III James W. Smack	36,000 4,300 4,300 2,600 4,300	1/1/2005 to 12/31/2007 1/1/2005 to 12/31/2007 1/1/2005 to 12/31/2007 1/1/2005 to 12/31/2007 1/1/2005 to 12/31/2007	-0- -0- -0- -0- -0-	36,000 4,300 4,300 2,600 4,300	72,000 8,600 8,600 5,200 8,600

(1)Consists of awards made pursuant to the Company's 1996 Long-Term Incentive Plan. A performance share unit ("PSU") is equal to a share of the Company's common stock, but carries no voting or dividend rights. The payment for PSUs may range from zero to two hundred percent of target. Fifty percent of the payment is based upon the Company's 3-year-average Total Shareholder Return ("TSR") performance relative to the 3-year average TSR performance of a group of other publicly-traded companies, which were selected by the Compensation Committee at the time the grants were made. The remaining fifty percent of the payment is based upon each business segment's 3-year-average economic profit ("EP") performance relative to a pre-established 3-year-average EP target. Payment

<PAGE 17>

for the 2005 grant will be made in shares of the Company's common stock. PSUs vest after three years. Vesting is accelerated upon retirement, death, disability, or Change of Control, without proration for the participant's period of employment; non-vested units are forfeited upon termination of employment for any other reason. For information on what constitutes a Change of Control, see "Change of Control Employment Agreements" on page 27 below.

EQUITY COMPENSATION PLANS

The table below sets forth information regarding the number of shares of our common stock authorized for issuance under all of our equity compensation plans as of December 31, 2005.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)

  1996 Long Term Incentive
  Plan (For Employees)

    Stock Options

    Performance Share Units

    Deferred Stock Units(2)

  Employees - Total

  Deferred Stock Plan for
  Non-employee Directors(3)

  Restricted Stock Plan for
  Non-employee Directors(4)

Total

Equity compensation plans not approved by security holders

Total

	7,510,066 567,758 301,314 8,379,138 13,633 53,396 8,446,167 None 8,446,167	$46.41 $46.41	1,911,640 281,965 80,126 2,273,731 None 2,273,731

(1)All of the Company's equity compensation plans have been approved by the shareholders of the Company. Column (a) sets forth the number of shares of common stock issuable upon the exercise of options, warrants or rights outstanding under the 1996 Long-Term Incentive Plan ("1996 LTIP"), the Deferred Stock Plan for Nonemployee Directors and the Restricted Stock Plan for Nonemployee Directors. The weighted-average exercise price of outstanding stock options is shown in Column (b). The remaining number of shares that may be issued under the 1996 LTIP and the nonemployee director plans are shown in Column (c). However, upon shareholder approval of the proposed 2006 Omnibus Long-Term Incentive Plan ("2006 LTIP"), the remaining shares available for issuance under these plans will not be available for future grants, and the plans will be used only for the administration of grants that are outstanding at the time the 2006 LTIP is approved.

<PAGE 18>

The number of shares available for granting awards under the 1996 LTIP in any calendar year consists of: (i) .95% of the issued common shares of the Company (including treasury shares) as of the first day of each calendar year, (ii) the number of shares available for awards under the 1996 LTIP in previous years but not granted, (iii) the number of shares granted under the 1996 LTIP and subsequently forfeited, and (iv) all other grants under the 1996 LTIP that terminated without delivery of shares. The maximum number of shares that may be granted to any participant in a calendar year is 300,000. No more than one-third of the shares available for awards in any calendar year may be used for grants of restricted stock or restricted stock units. For more information concerning the proposed 2006 LTIP, see the information set forth under Proposal 2 - Approval of 2006 Omnibus Long-Term Incentive Plan, set forth on pages 28 - 30 below, and Appendix C hereto.

(2) See "Compensation of Directors" above for a description of the Deferred Stock Units.
(3) See "Compensation of Directors" above for a description of the Deferred Stock Plan for Nonemployee Directors.
(4) See "Compensation of Directors" above for a description of the Restricted Stock Plan for Nonemployee Directors.
REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the "Committee"), is comprised entirely of directors who qualify as "independent directors" under the rules of the New York Stock Exchange. The activities of the Committee are conducted pursuant to the Compensation Committee Charter. The Committee's powers include the authority, in its sole discretion, to retain from time to time compensation consultants and other advisors to assist the Committee in fulfilling its responsibilities.

Under the Compensation Committee Charter, the responsibilities of the Committee include establishing the compensation levels for the Chief Executive Officer ("CEO") and all other senior executives of Vulcan, including the "named executives" shown in the Summary Compensation Table. In the case of the CEO, the compensation decisions of the Committee are ratified by the other independent directors of the Board.

Overview

The Committee's main focus and goal is to develop a total compensation program for the CEO and the other senior executives designed to enhance the profitability of Vulcan and shareholder value by aligning closely the financial interests of Vulcan's executives with those of its shareholders. Additionally, the Committee strives to achieve a compensation package that attracts, motivates and retains executive talent. Specifically, the objectives of the Committee's compensation practices are to:

- - - - - -

offer a total compensation program that is competitive with the compensation practices of the companies with which Vulcan competes for talent;
provide incentives that attract and retain superior executive talent;
tie a significant portion of the executive compensation to Vulcan's achievement of pre-established annual and long-term financial objectives;
establish rewards for recognizing the executive's individual contributions to the accomplishment of the pre-established financial objectives;
encourage substantial ownership of Vulcan's stock; and
align the interests of executives with those of Vulcan's shareholders.

The Committee believes that the compensation paid to each executive should be closely linked to the performance of the Company, the performance of the applicable business unit, and the executive's own personal performance. Therefore, a significant portion of an executive's compensation is at risk and is tied to the achievement of pre-established annual and long-term financial objectives.

<PAGE 19>

Compensation Program and Awards for 2005

The Committee begins the process of establishing compensation for the senior executives, including the CEO, by reviewing market and competitive information and the recommendations provided by the compensation consultant. The consultant's recommendations are based on information reported during the previous proxy cycle, general industry surveys obtained from national firms specializing in executive compensation programs and practices, and years of practical experience working with corporations and boards throughout the U.S. The surveys used by the consultant include a broad range of industrial companies, some of which are also included in the S&P 500 Index and Wilshire 5000 M&S Sector Index. The performance of both of these indices is charted in the Shareholder Return Performance Presentation on page 25. Based on the information provided by the consultant and after taking into account the relative total market compensation for each executive position, it is the Committee's practice to set the target level for each compensation component for each executive at approximately the 50th percentile of competitive market practice. The compensation program for executives is comprised of base salary, short-term cash incentives, long-term equity-based incentives, benefits and perquisites. The short-term and long-term incentive targets are expressed as a percentage of salary. The compensation for Donald M. James, Chairman and Chief Executive Officer, consists of the same components and is established by the same process as described herein.

      --      Base Salary

The Committee annually reviews the salary of each executive in relation to the targeted base salary established for the executive's position as described above under the "Compensation Program and Awards for 2005" heading. Salaries may be adjusted to reflect individual performance, increased responsibilities, and changes in the targeted base salary.

When setting Mr. James' base salary in February 2005, the Committee considered the competitive position of his base salary taking into account the general industry surveys mentioned above, the financial performance of Vulcan in 2004, and Mr. James' leadership in pursuing the divestiture of Vulcan's chemicals business. Also, the Committee considered his performance in actively pursuing initiatives to reinforce Vulcan's reputation as a leader in ethical business practices, employee safety and health and social responsibility. The Committee set Mr. James' base salary at $1,060,000 for 2005, which represented a 6.0% increase over his 2004 base salary.

      --      Short-Term Cash Bonus under the Executive Incentive and Management Incentive Plans

Vulcan has established the Executive Incentive Plan ("EIP") and the Management Incentive Plan ("MIP") which are used to award cash incentives that are directly linked to the achievement of pre-established Economic Profit ("EP") performance targets that are set for the Company and each of its business units during the first 60 days of the year for which an award may be earned. Annually, an EP target is established for Vulcan as a whole and for each of the business units by averaging the previous year's targeted EP and that year's actual EP. As used at Vulcan, EP is the added value resulting from deducting taxes and a capital charge from the year-end net operating profit. Both the EIP and the MIP provide a means of rewarding executives and managers who have contributed to the profitability and operating results of the Company. Payments under the Plans are awarded based on the degree to which performance targets are achieved. The EP performance target for Vulcan as a whole is used to measure the CEO's performance and the EP performance target of the applicable business unit is used to measure the performance of each of the other participating executives. It is the view of the Committee and management that EP is an effective indicator of Vulcan's performance because it quantitatively measures the effective use of Vulcan's assets, and does not reward the under use or misuse of assets. No individual executive or manager may participate in both the EIP and MIP concurrently.

The EIP, which was approved by shareholders in 2001, is used for making annual awards to the CEO and the other most highly compensated executives. Annually, at its February meeting the Committee determines the executives who will participate in the EIP and establishes a fixed percentage representing the maximum award payable to each executive for the current year if the pre-established performance criteria are fully satisfied. The financial measures and the formula that must be used to establish the maximum amount available (the "Pool") for any given level of Company performance are defined by the Plan as 4% of consolidated net earnings in excess of 6% of net capital for the prior year. In 2005, the Award Percentages ranged from 15% to 40% of the available Pool for the executives eligible to receive an award under the EIP. The Committee may exercise discretion to reduce the amount of the

<PAGE 20>

award that is determined under the formula. The EIP is a performance-based plan that meets the requirements of Section 162(m) of the Internal Revenue Code.

The MIP, which was approved by the shareholders in 1973, is similar in structure and administration to the EIP, except that it does not meet all of the requirements of Section 162(m), and is used for administering performance-based awards to middle management and to members of senior management who do not participate in the EIP. Total payments under the MIP in any year cannot exceed 10% of consolidated net earnings in excess of 6% of net capital for the prior year.

The Committee is responsible for setting the payments for the executives who participate in the EIP, and the Committee may only make downward adjustments to the Award Percentages previously established for each executive who participates in the EIP. Under the MIP, the Committee may adjust, up or down, the amount of an award to each executive, provided however that the total amount paid to all participants does not exceed the maximum amount permitted by the Plan, as described above. Adjustments made by the Committee are based on:

   -     the operating performance related to the safety and health of Vulcan's employees;
   -     health and environmental considerations for the communities in which Vulcan operates;
   -     consistent above target performance over a three-year period;
   -     the successful implementation of Vulcan's strategic objectives; and
   -     the individual performance of each executive.

The payments under the MIP and EIP for 2005 were 52% and 35%, respectively, of the maximum award amounts allowed under the Plans.

The cash bonus paid to Mr. James for 2005 under the EIP was 61% of the maximum allowable bonus and 254% of his target bonus. This payment primarily was based on the extent to which Vulcan exceeded the EP target for the year 2005 and the Company's sustained above target performance over a three-year period. In addition the Committee considered Mr. James' leadership related to the successful divestiture of Vulcan's chemicals business, the performance of Vulcan's growth initiatives, and Vulcan's safety, health and environmental performance.

      --      Long-Term Equity-Based Incentives under the 1996 Long-Term Incentive Plan ("LTIP")

Vulcan's long-term incentive program, which currently consists of stock options and performance share awards, is designed to motivate executives to meet Vulcan's performance goals over a longer term. The objectives considered in determining eligibility for and the level of longer term incentive payments principally are the achievement of pre-established levels of Economic Profit, Total Shareholder Return and share price appreciation. Long-term incentives awarded in 2005 to senior executives consist of non-qualified stock options and performance shares.

The amount awarded to each executive is based on the long-term incentive target established by the Committee as described above under the "Compensation Program and Awards for 2005" heading. The award value of the long-term incentive grant for each executive is determined by multiplying the applicable long-term target percentage by the applicable base salary. Subject to the limitations under the LTIP, the Committee may adjust the award value to reflect the Company's past performance relative to Total Shareholder Return, Earnings Per Share, Return on Investment, or other quantifiable financial measure deemed appropriate by the Committee.

In February 2005, the Committee made awards of nonqualified stock options and performance shares to eligible executives, including the CEO. Approximately 50% of the target long-term value for each executive was awarded in stock options; the other 50% was awarded in performance shares.

Stock Options. The options have a ten-year term and vest in annual increments of 20% of the total award over years one through five, unless vesting is accelerated due to death, disability, or retirement.

Performance Shares. Performance shares vest in three years. The percentage of shares earned, which is dependent upon the Company's three-year average Total Shareholder Return performance relative to a comparison group of companies and business segment three-year average Economic Profit performance, can range from 0% to 200%.

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In December 2005, the Committee made awards of non-qualified stock options which under normal circumstances would have been granted early in 2006. These grants, which are in lieu of long-term grants for 2006, were made so as not to be governed by new accounting standards regarding the expensing of stock options which take effect in 2006.

December 2005 Stock Options. The options were fully vested as of the date of the grant. However, shares obtained upon exercise are subject to a three-year holding period through December 31, 2008.

The exercise prices of the stock options granted in February and December are equal to the market price of Vulcan's common stock on the dates of grant. Therefore, the options will have value only if Vulcan's stock price increases, resulting in a commensurate benefit for Vulcan's shareholders.

In February 2005, the Committee awarded Mr. James equity grants consisting of 146,000 nonqualified stock options and 36,000 performance share units; the combination of the two grants being equal to a target level award consistent with competitive market practice. The Committee also awarded a December 2005 nonqualified stock option grant to the CEO. However, due to the annual grant limitation under the 1996 LTIP, 40% of the award to the CEO was granted in December 2005; the remaining portion of Mr. James' award was granted in January 2006. These grants, which are in lieu of long-term grants for 2006, were made so as not to be governed by new accounting standards regarding the expensing of stock options which take effect in 2006.

      --      Deferred Compensation Plan

The Vulcan Executive Deferred Compensation Plan is a non-qualified plan that allows company and business unit officers with an annual cash compensation of $180,000 or higher to defer receipt of up to 50% of the executive's salary and up to 100% of the executive's annual cash bonus until the date selected by the participant. The amounts deferred are deemed invested as designated by participants in Vulcan common stock (a "phantom stock" account) or in dollar-denominated accounts that mirror the gains or losses of the various investment options available under Vulcan's 401(k) plan. The Executive Deferred Compensation Plan does not offer any guaranteed return to the participants.

The Executive Deferred Compensation Plan is funded by Participant deferrals through a "Rabbi Trust" owned by Vulcan and participants have an unsecured contractual commitment from Vulcan to pay the amounts due.

      --      Benefits and Perquisites

Executives participate in each of the benefit plans or arrangements that are made available to all salaried employees generally, including medical and dental benefits, life, accidental death and disability insurance, and pension and savings plans. In addition, the CEO and the named executive officers participate in the Unfunded Supplemental Benefit Plan (see footnote 4 of the Summary Compensation Table) and have Change of Control Employment Agreements (see page 27 of this proxy statement). The CEO also has a Supplemental Executive Retirement Agreement which is discussed in more detail under the heading "Retirement Income Plan" on page 25 of this proxy statement.

Vulcan provides company-owned cars to the CEO and the named executives for their use. Additionally, Vulcan pays for the insurance, maintenance and fuel for such vehicles. Executives pay an appropriate charge for personal use. Vulcan makes its owned aircraft available to the CEO and senior executives for business travel. Although the aircraft is available to the CEO and the named executives for personal use at the expense of the executive, there was no personal use of the aircraft in 2005.

Vulcan does not provide other perquisites to its CEO or other senior executives such as club memberships or financial planning services.

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Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code prohibits a public corporation from taking a deduction for compensation paid to its chief executive officer or any of its four other highest paid executive officers in excess of $1 million. Internal Revenue Service ("IRS") regulations exempt certain "qualified performance-based compensation" from the application of the Section 162(m) limitation. It is the Committee's understanding that payments pursuant to the Executive Incentive Plan and all grants made under the 1996 LTIP in prior years, except for deferred stock units, qualify as qualified performance-based compensation, as defined in the IRS regulations. The deferred stock units are not counted towards the $1 million cap for purposes of calculating the 162(m) limitation until the units are paid.
Compensation Committee Orin R. Smith, Chairman Philip J. Carroll, Jr. Livio D. DeSimone H. Allen Franklin James V. Napier
REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for, among other things, reviewing the Company's financial statements with management and the Company's independent auditor. The Audit Committee acts under a written charter which is available on our website at www.vulcanmaterials.com. Each member of the Audit Committee is an independent director as determined by our Board, based on the requirements of the New York Stock Exchange and the Securities and Exchange Commission.

The Company's management has the primary responsibility for the Company's financial statements and financial reporting process, including the system of internal controls. The Company's independent auditor is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Company's independent auditor also audits, in accordance with the standards of the Public Company Accounting Oversight Board, the effectiveness of the Company's internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.

In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has received from the independent auditor the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees) and discussed with the independent auditor the auditor's independence and considered whether the auditor's provision of any non-audit services is compatible with the auditor's independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
Audit Committee James V. Napier, Chairman Phillip W. Farmer H. Allen Franklin Douglas J. McGregor Donald B. Rice
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INDEPENDENT AUDITORS

Aggregate fees billed to us for the fiscal years ended December 31, 2005 and 2004, by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates are as follows:

Audit Fees(1) Audit Related Fees(2) Tax Fees All Other Fees Total	2005 $2,721,002 135,000 76,738 -0- $2,932,740	2004 $2,650,864 124,000 117,400 -0- $2,892,264

(1)Includes fees for the audit of our financial statements including the attestation report on management's assessment of the Company's internal control over financial reporting, the review of our quarterly financial statements, the issuance of comfort letters and the provision of attestation services in connection with statutory and regulatory filings and engagements.

(2)Includes fees for the audits of our employee benefit plans ($135,000 in 2005 and $124,000 in 2004).

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company's independent auditor. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by the independent auditor during the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

No audit-related, tax or other services were rendered in 2004 pursuant to the de minimus exception to the pre-approval requirement set forth in Exchange Act Rule 2-01(c)(7)(i)(C).

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SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The following graph and table compare the performance of the Company's common stock to that of the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Wilshire Materials and Services Sector Index ("Wilshire 5000 M&S") for the period commencing December 31, 2000, and ending December 31, 2005. The Wilshire 5000 M&S is a market capitalization weighted sector containing the public equities of firms in the Materials and Services sector as defined by Wilshire Associates, Incorporated. The Materials and Services sector includes the Company and approximately 1,100 other corporations, some of which are in the mining and chemicals industries. The sector is one of nine sectors that make up the Dow Jones Wilshire 5000 Index. The graph assumes that the index value of the investment in our common stock was 100 on December 31, 2000, and that all dividends have been reinvested.

Comparative Total Returns To Shareholders

180
160
140
120
100
80
60
Cumulative Return Index
Vulcan (VMC)
S&P 500 Index
Wilshire 5000 M&S
2000
2001
2002
2003
2004
2005

	2000	2001	2002	2003	2004	2005
Vulcan (VMC)	100	102	82	106	125	158
S&P 500 Index	100	88	69	88	98	103
Wilshire 5000 M&S	100	90	71	103	123	119

RETIREMENT INCOME PLAN

The Retirement Income Plan for Salaried Employees (the "Retirement Plan") provides benefits under a funded noncontributory defined benefit plan and covers most salaried employees, including all executive officers. Under the Retirement Plan, normal retirement benefits are paid commencing at age 65 (or actual retirement if later) based on the participant's years of benefit service under the Retirement Plan and the average of the highest 36 consecutive months of eligible earnings. Eligible earnings under the Retirement Plan include an employee's salary and any awards under our Executive Incentive Plan and Management Incentive Plan, as reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table. Contributions by the Company to the Retirement Plan in 2005 totaled $19,927,746.

Under Section 415 of the Internal Revenue Code (the "Code"), the maximum annual benefit allowable under the Retirement Plan for an employee retiring at age 65 in 2005 is $170,000, an amount which may change in subsequent years as determined by the Internal Revenue Service. In addition, Section 401 of the Code limits the amount of an employee's compensation which may be taken into account under the Retirement Plan to $210,000, an amount which also is subject to change by the Internal Revenue Service in subsequent years. Therefore, we have an Unfunded Supplemental Benefit Plan for Salaried Employees (the "Supplemental Plan") which enables us to pay to any person designated by the Compensation Committee whose pension under the Retirement Plan has been reduced

<PAGE 25>

as a result of the limitations imposed by Sections 401 and 415 of the Code an amount equal to the difference between the amount the person would have received under the Retirement Plan had there been no limitations and the amount the person will receive under the Retirement Plan after giving effect to the limitations.

The Supplemental Plan is unfunded and amounts due the employees covered thereby are considered to be our general obligations; however, the Supplemental Plan contains provisions which allow for the funding of a rabbi trust to help ensure the payment of benefits under the Supplemental Plan upon the occurrence of a Change of Control of the Company (as defined in the Supplemental Plan).

The Supplemental Plan provides for the vesting of excess retirement benefits in the same manner that benefits vest under the Retirement Plan, which is fully vested after five years of service. In addition, the Supplemental Plan provides for an acceleration of the payment of excess retirement benefits in connection with a Change of Control of the Company (as defined in the Supplemental Plan).

Assuming continuance of the Retirement Plan and the Supplemental Plan in their present form, annual benefits payable to participating employees (including executive officers) following retirement, in specific remuneration and with the continuous years of benefit service indicated, are shown in the table below (amounts in dollars). Each amount in the table is based on the benefit applicable on December 31, 2005, to an employee retiring at age 65 payable in the form of a single life annuity, and is not subject to further reduction for Social Security or any other offset amounts.

Pension Plan Table
Remuneration	Years of Service
$800,000 1,000,000 1,200,000 1,400,000 1,600,000 1,800,000 2,000,000 2,200,000 2,400,000 2,600,000 2,800,000 3,000,000 3,200,000	15 Years $200,625 251,625 302,625 353,625 404,625 455,625 506,625 557,625 608,625 659,625 710,625 761,625 812,625	20 Years $267,500 335,500 403,500 471,500 539,500 607,500 675,500 743,500 811,500 879,500 947,500 1,015,500 1,083,500	25 Years $322,375 404,375 486,375 568,375 650,375 732,375 814,375 896,375 978,375 1,060,375 1,142,375 1,224,375 1,306,375	30 Years $377,250 473,250 569,250 665,250 761,250 857,250 953,250 1,049,250 1,145,250 1,241,250 1,337,250 1,433,250 1,442,850	35 Years $432,125 542,125 652,125 762,125 872,125 982,125 1,092,125 1,202,125 1,312,125 1,422,125 1,532,125 1,642,125 1,752,125	40 Years $487,000 611,000 735,000 859,000 983,000 1,107,000 1,231,000 1,355,000 1,479,000 1,603,000 1,727,000 1,851,000 1,975,000

The benefit service accruals used to determine benefits under the Retirement Plan as of December 31, 2005, for Mr. James and the four other executive officers named in the Summary Compensation Table are shown below.

Name	Years of Benefit Service as of 12/31/05
Donald M. James Daniel F. Sansone Guy M. Badgett, III William F. Denson, III James W. Smack	13 17 35 32 23	10/12 1/12 11/12 2/12

<PAGE 26>

Mr. James also is entitled to benefits under a Supplemental Executive Retirement Agreement ("SERA") which provides an additional retirement benefit based on the formula in the Retirement Plan using his actual years of service multiplied by 1.2. The maximum benefit service provided by the combination of the SERA and the Retirement Plan is 40 years. The SERA is an unfunded, noncontributory defined benefit plan.
CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

The Company has entered into change of control agreements with each of the executives named in the Summary Compensation Table and with certain other key executives. Each of the agreements has an initial three-year term, which on each anniversary of the execution of the agreement is extended for an additional year unless we notify the executive otherwise at least 60 days prior to the anniversary date (the "Covered Period"). If a Change of Control occurs during the Covered Period, the agreement is activated (the date of such Change of Control being referred to as the "Effective Date"). From the Effective Date, the Company agrees to employ the executive for a two-year period generally on terms (including salary, bonus, participation in long-term incentive, savings and retirement and welfare benefits plans and fringe benefits) no less favorable than were provided to the executive prior to the Change of Control. A "Change of Control" includes (1) the acquisition by any individual or group (other than from the Company) of beneficial ownership of 20% or more of the outstanding common stock, (2) a change in at least a majority of the Board members (other than generally as approved by the incumbent Board members) or (3) certain business combination transactions.

If, during the two-year period following the Effective Date, the Company terminates the executive's employment (other than for cause or due to death or disability) or the executive terminates his employment for good reason (and, in the case of Mr. James, he terminates his employment for any reason during the 30-day period following the first anniversary of a Change of Control transaction in which the Company is not the survivor), the executive will be entitled to receive: (1) a payment in cash equal to three times the sum of (a) the executive's then current annual base salary, (b) the Recent Annual Bonus, defined as the greater of the average of the executive's bonuses for the last three years or the current year's target bonus (annualized base salary multiplied by the target short-term bonus percent), and (c) the value of the executive's annual long-term incentive award based on the applicable long-term incentive percentage multiplied by the executive's base salary; (2) accrued but unpaid compensation (including a pro rata portion of the executive's bonus for the year in which the termination occurs (or, if higher, the executive's Recent Annual Bonus) and accrued vacation pay); (3) an amount equal to the actuarial present value of the additional pension benefits the executive would have received under our qualified and supplemental retirement plans if he had continued to be employed by the Company for an additional three years; and (4) an amount equal to the additional matching contributions the executive would have received under our qualified and non-qualified savings plans if he had continued to be employed by the Company for an additional three years. The executive also will be entitled to receive (1) a continuation of welfare and fringe benefits for three years and (2) Company-paid outplacement services in an amount up to $50,000. In addition, subject to certain limitations, the agreements provide that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code.

<PAGE 27>
PROPOSAL 2. APPROVAL OF 2006 OMNIBUS LONG-TERM INCENTIVE PLAN

The Board of Directors has adopted the 2006 Omnibus Long-Term Incentive Plan (the "Omnibus Plan"). The shareholders of Vulcan are being asked to approve the adoption of the Omnibus Plan. The Omnibus Plan is designed to provide certain employees and members of the Board with the opportunity to receive stock-based and other long-term incentives in order to attract and retain qualified individuals and to align their interest with those of the Company's shareholders.

The Omnibus Plan will become effective as of the date approved by the Company's shareholders. Unless sooner terminated, the Omnibus Plan will terminate ten years from the date of shareholder approval.

The following summary description of the material terms of the Omnibus Plan is qualified in its entirety by reference to the full text of the Omnibus Plan, which is attached to this Proxy Statement as Appendix C. The Omnibus Plan is designed to take the place of the 1996 Long-Term Incentive Plan, and no further awards will be made pursuant to that plan. Furthermore, if the Omnibus Plan is approved by the shareholders, there will be no further awards under the Nonemployee Director's Restricted Stock Plan and the Deferred Stock Plan for Nonemployee Directors.

The Omnibus Plan authorizes the granting of awards to those employees and members of the Board designated by the Compensation Committee of the Board (the "Committee"). Vulcan currently has approximately 280 employees and nine Board members eligible to participate in the Omnibus Plan.

The Omnibus Plan authorizes the grant of:

   -     Options - both "incentive stock options" under the Internal Revenue Code ("ISOs") and nonqualified stock options
   -     Stock Appreciation Rights ("SARs")
   -     Restricted Stock Awards (including Restricted Stock Units)
   -     Performance Awards (consisting of both Performance Shares and Performance Units)
   -     Other Stock Awards (including Dividend Equivalents)

The maximum number of shares that may be issued under the Omnibus Plan is 5,400,000. Each stock option (incentive and non-qualified) and stock-only SAR counts against the share reserve as one share. Each share of restricted stock, restricted stock unit, performance share or other stock award counts as 1.8 shares against the share reserve, resulting in a maximum of 3,000,000 shares available for such grants. If any award is forfeited, settled in cash or expires, the shares associated with that award are added back to the share reserve and will be available for future awards. These limitations are subject to adjustment by the Compensation Committee in its discretion, in order to prevent the dilution or enlargement of the benefits intended to be made available under the Omnibus Plan, in the event of any dividend or distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of securities, issuance of rights or warranties, or similar corporate transactions or events.

The shares of common stock available for issuance under the Omnibus Plan may consist of authorized and unissued shares, shares purchased by the Company in the open market or otherwise, shares in treasury, or any combination thereof, as the Committee or, as appropriate, the Board of Directors, may determine.

The Omnibus Plan will be administered by the Compensation Committee, which consists exclusively of independent, non-employee directors. The Compensation Committee will have discretion to prescribe, amend and rescind rules for the administration of the Omnibus Plan, to select the employees and directors to whom awards are to be granted, to determine the types of awards to be granted, to set the terms and conditions of such awards, and to make all determinations and interpretations with respect to the Omnibus Plan as may be necessary or appropriate.

The terms on which options, both ISOs and nonqualified stock options, may be exercised will be set by the Compensation Committee; provided, however, that the exercise price for any option may not be less than the fair market value per share of the common stock on the date of grant and, in the case of an ISO, the term of the option may not exceed ten years from the date of grant. The Omnibus Plan also provides that the Committee may not

<PAGE 28>

reduce the exercise price of any outstanding stock option or SAR, whether through amendment, cancellation, replacement, or any other means, without the approval of shareholders.

SARs granted under the Omnibus Plan will entitle the holder, upon exercise, to receive (in cash, share of common stock, other securities, other awards or other property) an amount equal to the difference between the fair market value per share of the common stock on the date of exercise and the grant price (which may not be less than the fair market value per share of the common stock on the date of grant).

Restricted stock consists of shares of common stock that are subject to such restrictions as the Compensation Committee in its discretion may impose (including, without limitation, restrictions on transfer, voting rights and dividend rights). Restricted stock units represent unfunded obligations of the Company that are denominated in shares of common stock. Restricted stock units may be settled in cash, shares of common stock, other securities, other awards, or other property, either automatically or at the election of the holder, as the Compensation Committee shall determine.

Performance shares consist of awards denominated in shares which can be earned during a specified period subject to the terms and conditions as determined by the Committee. Performance units consist of an award denominated in units having a value in dollars or such other currency, as determined by the Committee, which is earned during a specified period subject to the terms and conditions as determined by the Committee.

Other stock awards are awards that are valued in whole or in part, or that are otherwise based on, shares of the Company's common stock, including dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic, or foreign taxes relating to an award, which may be payable in shares, cash, other securities, or any other form of property as the Committee may determine. Dividend equivalents entitle the holder of an award to receive payments equivalent to dividends with respect to the number of shares of common stock or common stock equivalents comprising an award.

The Compensation Committee has the discretion, subject to the limitations of the Omnibus Plan, to establish the vesting requirements, if any, forfeiture provisions and the term of each award under the Omnibus Plan; provided that, except as otherwise provided in any individual award agreement, the Omnibus Plan provides that vesting will occur over at least three years from the date of grant.

The Board of Directors of the Company has the authority to amend, alter, suspend, discontinue or terminate the Omnibus Plan, without the consent of any shareholder of the Company or any participant in the Omnibus Plan, except that, without shareholder approval, no amendment of the Omnibus Plan may be made which would (i) increase the number of shares of common stock available for awards under the Omnibus Plan or the maximum number of shares of common stock that can be the subject of award to any individual participant in any year, (ii) modify the eligibility criteria for participation in the Omnibus Plan, (iii) permit stock options or SARs to be granted with a grant, purchase or exercise price that is less than the fair market value per share of the Company's common stock on the date of grant, (iv) amend the Omnibus Plan to permit the repricing of stock options or SARs, or (v) require the approval of the Company's shareholders under any applicable laws, regulation or rule.

Following is a summary of the material federal income tax consequences generally applicable to awards under the Omnibus Plan. The grant of an option or SAR will create no tax consequences for the recipient or the Company. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the Company generally will receive no tax deduction when an ISO is exercised. Upon exercising a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the Company will then be entitled to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares or other property received are taxable to the recipient as ordinary income and then deductible by the Company. The tax consequence to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or by exercising an SAR or stock option other than an ISO. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

<PAGE 29>

With respect to other awards granted under the Omnibus Plan that are settled in cash, share of common stock or other property that is either transferable or not subject to substantial risk of forfeiture, the holder of an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the share or other property received (determined as of the date of such settlement) over (b) the amount (if any) paid for such shares or other property by the holder of the award. The Company will then be entitled to a deduction for the same amount. With respect to awards that are settled in shares or other property that is restricted as to transferability and subject to substantial risk of forfeiture, unless the holder under Code Section 83(b) within 30 days after issuance of the shares elects to include as ordinary income for the year of issuance an amount equal to the fair market value of the shares on the date of issuance (determined without regard to the restrictions), ordinary income in an amount equal to the fair market value of the shares on the date of lapse of the restrictions will be recognized by the holder for the year in which the restrictions lapse. The Company will be entitled to a tax deduction at the same time and in the same amount as the holder recognizes income. Dividends on restricted shares paid to the holder for periods before the applicable income recognition date as described in the preceding sentence will be treated for tax purposes as additional compensation and will be deductible by the Company. Upon a later disposition of shares acquired under the restricted stock plan, the holder will realize capital gain or loss equivalent to the difference between the sales proceeds and the fair market value of the shares on the applicable income recognition date, and the holding period for determining whether gain or loss is long-term or short-term is measured from such date. There will be no tax consequences to the Company in connection with the holder's disposition of the shares.

Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. In particular, under current law, shares received pursuant to the Omnibus Plan are treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of six months after the date that a "purchase" is deemed to have occurred for purposes of Section 16(b), unless the holder of the shares makes an election under Code Section 83(b) to accelerate the taxable event, as explained above. The timing and amount of the Company's deduction corresponds to the timing and amount of the holder's recognition of income.

Future awards under the Omnibus Plan will be made at the discretion of the Compensation Committee and, therefore, are not determinable at this time. On April 5, 2006, the closing price of the common stock of the Company was $93.26 per share.
The Board of Directors recommends a vote FOR the proposal to approve the 2006 Omnibus Long-Term Incentive Plan PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee, which is comprised solely of non-management directors, has appointed Deloitte & Touche LLP, as independent registered public accountants for the year 2006. The function of the independent registered public accountants is to audit our accounts and records; to report on the consolidated balance sheet, the related statements of consolidated earnings, consolidated shareholders' equity and consolidated statements of cash flows of the Company and its subsidiaries; and to perform such other appropriate accounting services as may be required by the Audit Committee. Although shareholder ratification is not required, the Board has determined that it would be desirable to request an expression from the shareholders as to whether or not they concur in this appointment. If a majority of the votes cast at the meeting fails to ratify the selection of Deloitte & Touche LLP as independent registered public accountants, the Audit Committee will consider the selection of another independent registered public accounting firm.

The firm of Deloitte & Touche LLP, or its predecessors, has audited our financial statements since 1956. A representative of that firm is expected to be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.
The Board of Directors recommends a vote FOR the proposal to ratify Deloitte & Touche LLP as the Company's independent registered public accountants.
<PAGE 30>
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The brother-in-law of Mr. Donald James, Chairman and Chief Executive Officer, and the son of Mr. Philip Carroll, Jr., a member of the Board of Directors, are both partners in a large law firm which provides legal services to Vulcan. In determining that this is not a material relationship involving Mr. James or Mr. Carroll, management considered that payments made by Vulcan to the firm represented less than 1% of the firm's consolidated gross revenues, and the revenues from Vulcan received by Mr. James' brother-in-law and Mr. Carroll's son as a result of their status as partners were not material. Neither Mr. James' brother-in-law nor Mr. Carroll's son were directly involved in providing significant legal services to Vulcan. The sons of Mr. Guy M. Badgett and Mr. James Smack, two executive officers, are employed by Vulcan as a Sales Representative, Midsouth Division and a District Sales Manager, Mideast Division, respectively. The sons are not executive officers of Vulcan and their compensation and benefits were established in accordance with the compensation policies and practices applicable to Vulcan employees in comparable positions. Vulcan is not aware of any other material relationships or related transactions which are required to be disclosed pursuant to applicable SEC rules or regulations.
HOUSEHOLDING OF PROXY MATERIALS

Some banks and brokers may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our Annual Report to Shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: Vulcan Materials Company, P.O. Box 385014, Birmingham, Alabama 35238-5014, Attention: Mark D. Warren, Director, Investor Relations, phone: (205) 298-3220. If you want to receive separate copies of our Annual Report to Shareholders and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank or broker, or you may contact us at the above address and phone number.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of our directors and executive officers, and any beneficial owner of more than 10% of our common stock, is required to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of our common stock and reports of changes in beneficial ownership of the common stock. Such persons also are required by SEC regulations to furnish us with copies of all such reports. Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2005, and on the written representations made by such persons that no other reports were required, we believe that during the year ended December 31, 2005, all filing requirements applicable to our officers, directors and shareholders were filed in a timely manner.

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SHAREHOLDER PROPOSALS FOR 2007

To be eligible for consideration for inclusion in our proxy statement and form of proxy for our 2007 annual meeting, a shareholder's proposal must be received by us at our principal office no later than December 11, 2006. Proposals should be addressed to William F. Denson, III, Secretary, P. O. Box 385014, Birmingham, Alabama 35238-5014. Proposals received after that date will be considered untimely and will not be eligible for inclusion in the 2007 proxy statement. If notice of additional matters intended to be presented at the 2007 Annual Meeting is not received by the Secretary before February 28, 2007, the persons named in Vulcan's 2007 proxy material will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxy holders intend to exercise their discretionary authority to vote on the matter.
VULCAN MATERIALS COMPANY WILLIAM F. DENSON, III Secretary
1200 Urban Center Drive Birmingham, Alabama 35242 April 13, 2006

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Appendix A
DIRECTOR INDEPENDENCE CRITERIA

In accordance with NYSE listing standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company. In making this determination, a director shall be considered independent if he or she:

      (a)      has not been an employee of the Company, or any of its consolidated subsidiaries, nor has any immediate family member(1) of such director been employed in an executive officer position, during the last three years;

       (b)       has not received, nor has any member of his or her immediate family received, more than $100,000 per year in direct compensation from the Company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service during any twelve-month period within the last three years;

       (c)        (1)       does not have an immediate family member who is a current partner of the Company's external auditor;

                   (2)       does not have an immediate family member that is a current employee of the Company's external auditor and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice;

                   (3)       has not, and has no immediate family members that have, been a partner or employee of the Company's external auditor and personally worked on the Company's audit during the past three years.

       (d)       during the last three years, has not, and has no immediate family members that have, been employed as an executive officer of another company where any of the Company's present executives during that time served on that company's compensation committee;

       (e)       during the past three years, has not served as an employee or had a member of his or her immediate family serve as an executive officer of any company that makes payments to, or receives payments from, the Company, or any of its consolidated subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company;

       (f)       during the past three years, has not served, nor has a member of his or her immediate family served, as a director, trustee, advisory board member, executive officer or other similar position of any charitable organization that received contributions any year from the Company in excess of $1,000,000, or 2% of such charitable organization's consolidated gross revenues.

       (g)       has no other relationship not described above between the director or an immediate family member (directly or as partner, shareholder, director or officer of any entity or organization which has a relationship with the Company) and the Company, or any of its consolidated subsidiaries or the management of the Company of which the Board should be informed in making its independence determination.

Additional Audit Committee Member Independence Criteria:

       (h)       did not receive during the last fiscal year any compensation from the Company other than director's fees (including committee fees).

In making a determination regarding a director's independence, the Board shall consider all relevant facts and circumstances, including the director's commercial, industrial, banking, consulting, legal, accounting, and charitable relationships, and such other criteria as the Board may determine from time to time.
_______________
(1)An "immediate family member" includes a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

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Appendix B
AUDIT COMMITTEE CHARTER (Vulcan Materials Company)

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee is also charged with the responsibility for satisfying itself that (1) the Company's system of internal controls is reasonably adequate and is operating effectively; (2) the Company's systems, procedures and policies provide reasonable assurance that financial information is fairly presented; and (3) the overall annual audit coverage of the Company and its affiliates is satisfactory, and is designed to provide reasonable assurance that its financial statements fairly reflect its financial condition and the results of its operations. In addition, the Committee has the responsibility of satisfying itself that appropriate standards of business conduct are established and observed.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance Committee. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

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The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall also annually review the Audit Committee's own performance.

The Audit Committee shall exercise the following duties and responsibilities:

Financial Statement and Disclosure Matters

1.   Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.   Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

3.   Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies

4.   Review and discuss quarterly reports from the independent auditors on:

      (a)   All critical accounting policies and practices to be used.

      (b)   All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

      (c)   Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.   Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). Any pre-release regarding earnings may be reviewed and approved by the Chairman or any member of the Committee.

6.   Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7.   Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8.   Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and any changes required in the planned scope of the internal audit.

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9.   Discuss disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

10.   Review and evaluate the lead partner of the independent auditor team.

11.   Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

12.   Receive periodic reports from the independent auditor regarding the auditor's independence in accordance with applicable laws and New York Stock Exchange requirements and discuss such reports with the auditor. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

13.   Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

14.   Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

15.   Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

16.   Review the appointment and replacement of the senior internal auditing executive.

17.   Review the significant reports to management prepared by the internal auditing department and management's responses.

18.   Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

19.   Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

20.   Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Business Conduct Policy. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Business Conduct Policy.

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21.   Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, or other violations of the Company's Business Conduct Policy.

22.   Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

23.   Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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Appendix C
VULCAN MATERIALS COMPANY 2006 OMNIBUS LONG-TERM INCENTIVE PLAN

SECTION 1.   PURPOSE: The purpose of the Vulcan Materials Company 2006 Omnibus Long-Term Incentive Plan is to provide certain employees of Vulcan Materials Company and its Affiliates (as hereinafter defined) and members of the Board (as hereinafter defined) with the opportunity to receive stock-based and other long-term incentive grants in order to attract and retain qualified individuals and to align their interests with those of shareholders.

SECTION 2.   EFFECTIVE DATE: This Plan will become effective upon the approval of the shareholders at the Annual Meeting to be held on May 12, 2006. Unless sooner terminated as provided herein, the Plan shall terminate ten years from May 12, 2006. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.

SECTION 3.   DEFINITIONS: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

      (a)      "Affiliate" shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

       (b)       "Award" shall mean a grant of an Option, SAR, Restricted Stock Award, Performance Award, or Other Stock Award pursuant to the Plan, which may, as determined by the Committee, be in lieu of other compensation owed to a Participant.

       (c)       "Award Agreement" shall mean an agreement, either in written or electronic format, in such form and with such terms and conditions as may be specified by the Committee, which evidences the terms and conditions of an Award.

       (d)       "Board of Directors" or "Board" shall mean the board of directors of the Company.

       (e)       "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

       (f)       "Committee" shall mean the Compensation Committee or such other committee of the Board of Directors, which shall consist solely of two or more directors who are (i) "outside directors" within the meaning of Section 162(m) of the Code and (ii) "non-employee directors" within the meaning of Securities and Exchange Commission Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, or any such successor provision thereto.

       (g)       "Company" shall mean Vulcan Materials Company, a New Jersey corporation.

       (h)       "Eligible Employee" shall mean an employee of the Company or any Affiliate.

       (i)       "Exercise Price" shall mean, as determined by the Committee, the purchase price per share of Shares issuable upon the exercise of an Option or the value used to determine the amount payable upon the exercise of an SAR, which amount, except in the case of Substitute Awards, shall not be less than the Fair Market Value of a Share on the date such Award is granted.

       (j)       "Fair Market Value" shall mean, unless otherwise determined by the Committee, the closing stock price for a Share as reported on a national securities exchange if the Shares are then being traded on such an exchange. If no closing price was reported for such date, the closing price on the last preceding day on which such a price was reported shall be used.

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       (k)       "Incentive Stock Option" shall mean an Option which is intended to meet the requirements set forth in Section 422 of the Code and which only Eligible Employees are eligible to receive.

       (l)       "Maximum Share Amount" shall mean 300,000 Shares.

       (m)       "Net Earnings" shall mean the Company's earnings from continuing operations excluding unusual items and after taxes.

       (n)       "Nonqualified Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

       (o)       "Option" shall mean the right to purchase a Share granted pursuant to Section 8, which may take the form of either an Incentive Stock Option or a Nonqualified Stock Option.

       (p)       "Other Stock Award" shall mean an Award of Shares or Awards that are valued in whole or in part, or that are otherwise based on, Shares, including but not limited to dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic, or foreign taxes relating to an Award, which may be payable in Shares, cash, other securities, or any other form of property as the Committee shall determine, subject to the terms and conditions set forth by the Committee and granted pursuant to Section 12.

       (q)       "Participant" shall mean an Eligible Employee or member of the Board selected by the Committee to receive Awards under the Plan.

       (r)       "Performance Awards" shall mean Awards of Performance Shares or Performance Units.

       (s)       "Performance Goal" shall mean Net Earnings of greater than zero during a Performance Award's Performance Period as referenced in Section 7.

       (t)       "Performance Period" shall mean a period of at least 12 months established by the Committee pursuant to Section 11.

       (u)       "Performance Share" shall mean an Award denominated in Shares, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

       (v)        "Performance Unit" shall mean an Award denominated in units having a value in dollars or such other currency, as determined by the Committee, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

       (w)       "Plan" shall mean the Vulcan Materials Company 2006 Omnibus Long-Term Incentive Plan, as amended and restated from time to time.

       (x)       "Restricted Stock" shall mean an Award of Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

       (y)       "Restricted Stock Award" shall mean an Award consisting of Restricted Stock or Restricted Stock Units.

       (z)       "Restricted Stock Unit" shall mean an Award consisting of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash or Shares, and representing an unfunded and unsecured obligation of the Company, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

       (aa)        "Shares" shall mean shares of common stock, $1.00 par value, of the Company.

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       (bb)        "Stock Appreciation Right" or "SAR" shall mean an Award, which represents the right to receive the difference between the Fair Market Value of a Share on the date of exercise and an Exercise Price, payable in cash or Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9.

       (cc)        "Substitute Award" shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines. No Substitute Award shall be granted that would cause an Award that is subject to or becomes subject to Section 409A to fail to satisfy the requirements of Section 409A.

SECTION 4.   ADMINISTRATION: Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to designate Participants and determine the terms and conditions of Awards, including but not limited to the type of Award, vesting schedule (notwithstanding any limitations set forth in Sections 8, 9, 10, and 12), treatment upon termination of employment, and other terms and conditions deemed appropriate, and to make all other determinations deemed necessary or advisable for the administration of the Plan. In exercising its discretion to the extent permissible under the express provisions of this Plan, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding. The Committee may delegate to one or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to grant Awards to employees who are not members of the Board or officers within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

SECTION 5.   SHARES AVAILABLE FOR AWARDS

       (a)        Subject to adjustment as provided in Section 5(g), the maximum number of Shares available for issuance under the Plan shall be 5,400,000.

       (b)        For purposes of determining the number of Shares to be counted against the maximum Share limit set forth in Section 5(a), each Share subject to an Award of Options or SARs shall be counted against such limit as one (1) Share, and each Share subject to a Restricted Stock Award, Performance Share Award, or Other Stock Award shall be counted against such limit as one and eight-tenths (1.8) Shares.

       (c)        If any Shares are subject to an Award that is forfeited, settled in cash, or expires, any such unissued Shares covered by such Award shall again be available for issuance under the Plan. Shares not issued as the result of the net exercise of an SAR, Shares tendered by the Participant or retained by the Company as full or partial payment to the Company for the purchase of an Award or to satisfy tax withholding obligations in connection with an Award, or Shares repurchased on the open market with the proceeds from the payment of an Exercise Price of an Option shall not again be available for issuance under the Plan.

       (d)        Unless otherwise determined by the Committee, Awards that are designed to operate in tandem with other Awards shall not be counted against the maximum number of Shares available under Section 5(a) to the extent there otherwise would be double counting.

       (e)        Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate number of Shares stated in Section 5(a), subject to adjustment as provided in Section 5(g) to the extent that such adjustment does not affect the ability to grant or the qualification of Incentive Stock Options under the Plan. The aggregate Fair Market Value (determined as of the date of grant) of the Shares for which all Incentive Stock Options granted to any one Participant may become exercisable for the first time in any one calendar year shall not exceed $100,000. If two or more Options designated as Incentive Stock Options first become exercisable in the same calendar year, the $100,000 limit shall be applied to the Options in the order in which they were granted, and any Shares whose value exceeds the limit shall be deemed to be covered by a Nonqualified Stock Option.

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       (f)        Any Shares issued under the Plan shall consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, Shares in treasury, or any combination thereof, as the Committee or, as appropriate, the Board may determine.

       (g)        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or similar corporate transaction, as determined by the Committee, the Committee shall, in such manner as it may deem equitable and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust the number and type of Shares available for Awards under the Plan, the number and type of Shares subject to outstanding Awards, and the Exercise Price with respect to any Award; provided, however, that any fractional Share resulting from an adjustment pursuant to this Section 5(g) shall be rounded to the nearest whole number. The Committee shall not make any adjustment pursuant to this Section 5(g) that would cause an Award that is subject to or becomes subject to Section 409A to fail to satisfy the requirements of Section 409A.

SECTION 6.   ELIGIBILITY: The Committee from time to time may designate which Eligible Employees and members of the Board shall become Participants under the Plan.

SECTION 7.   CODE SECTION 162(m) PROVISIONS

       (a)        Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is made to a Participant that such Participant is or may be as of the end of the Company's tax year in which the Company would claim a tax deduction in connection with the Award, a Covered Employee (as that term is defined in Section 162(m) of the Code), the Committee may provide, in writing, that this Section 7 is applicable to such Award under such terms and conditions as the Committee may specify.

       (b)        Notwithstanding any other provision of the Plan other than Section 5(g), if the Committee provides that this Section 7 is applicable to a particular Award of Options or SARs, no Participant shall receive such an Award or Awards with respect to more than a number of Shares in the aggregate equal to the Maximum Share Amount multiplied by four (4) within any fiscal year of the Company, provided, however, that the limitations set forth in this Section 7(b) shall be subject to adjustment under Section 5(g) of the Plan only to the extent that such adjustment does not affect the status of any Award intended under this Section 7(b) to qualify as "performance based compensation" under Section 162(m) of the Code. If an Option is granted in tandem with a SAR, such that exercise of the Option or SAR with respect to one Share cancels the tandem Option or SAR, respectively, with respect to such Share, the tandem Option and SAR with respect to such Share shall be counted as covering only one Share for purposes of applying the limitation set forth in this Section 7(b).

       (c)        Notwithstanding any other provision of the Plan other than Section 5(g), if the Committee provides that this Section 7 is applicable to particular Performance Awards, upon the attainment of the Performance Goal for such Awards within any given fiscal year of the Company, each Participant shall be deemed to have earned a payment equal to the Maximum Share Amount or such lesser amount the Committee determines in its discretion, payable in cash or Shares (or a combination thereof), where the Maximum Share Amount shall equal the Fair Market Value of the such Shares as of the date of grant in the case of Awards of Performance Units; provided, however, that such Maximum Share Amount shall be multiplied by a number not to exceed four (4), as specified by the Committee at the time such Awards are granted, to adjust for the grant frequency of such Awards; provided further that the limitations set forth in this Section 7(c) shall be subject to adjustment under Section 5(g) of the Plan only to the extent that such adjustment does not affect the status of any Award intended under this Section 7(c) to qualify as "performance based compensation" under Section 162(m) of the Code.
(d)Prior to the payment of any Award subject to this Section 7 (other than Options and SARs), the Committee shall verify in writing as prescribed by Section 162(m) of the Code or the regulations thereunder that the Performance Goal was achieved.

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       (e)        The Committee shall have the authority to impose such other restrictions on Awards subject to this Section 7 as it may deem necessary or appropriate to ensure that such Awards meet the requirements for "performance based compensation" under Section 162(m) of the Code; provided, however, that the Committee may provide in a particular Performance Award's Award Agreement for the waiver of the achievement of the Performance Goal for certain events, including but not limited to death, disability, or a change in ownership or control of the Company.

SECTION 8.   OPTIONS: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Options on such terms and conditions as the Committee may prescribe in such Option's Award Agreement, including, but not limited to, specification of the Exercise Price; a vesting schedule, under which Options shall vest over no less than three years from the date of grant; term of the Option, which shall not be longer than ten years; method of payment of the Exercise Price; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

SECTION 9.   STOCK APPRECIATION RIGHT: Subject to the terms and conditions of the Plan, the Committee may grant to Participants SARs on such terms and conditions as the Committee may prescribe in such SAR's Award Agreement, including, but not limited to, specification of the Exercise Price; a vesting schedule, under which SARs shall vest over no less than three years from the date of grant; term of the SAR, which shall not be longer than ten years; form of payment; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

SECTION 10.   RESTRICTED STOCK AWARD: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Restricted Stock Awards on such terms and conditions as the Committee may prescribe in such Restricted Stock Award's Award Agreement, including, but not limited to, a vesting schedule, under which Restricted Stock Awards shall vest over no less than three years from the date of grant; purchase price, if any; deferrals allowed or required; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

SECTION 11.   PERFORMANCE AWARDS: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Performance Awards on such terms and conditions as the Committee may prescribe in such Performance Award's Award Agreement, including, but not limited to, the Performance Period; performance criteria; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

SECTION 12.   OTHER STOCK AWARDS: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Other Stock Awards on such terms and conditions as the Committee may prescribe in such Other Stock Award's Award Agreement, including, but not limited to, a vesting schedule, under which Other Stock Awards shall vest over no less than three years from the date of grant; purchase price, if any; deferrals allowed or required; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

SECTION 13.   PROHIBITION ON REPRICING: The Committee shall not reduce the Exercise Price of any outstanding Option or SAR, whether through amendment, cancellation, replacement, or any other means, without the approval of shareholders. This Section 13 shall not be construed to apply: (i) to Substitute Awards; or (ii) to an adjustment made pursuant to Section 5(g) of the Plan. The Committee shall not reduce the Exercise Price of any outstanding Option or SAR pursuant to this Section 13 if such action would cause an Award that is subject to or becomes subject to Section 409A to fail to satisfy the requirements of Section 409A.

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SECTION 14.   WITHHOLDING: The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, or foreign, to withhold in connection with the grant, exercise, payment, or removal of restrictions of an Award, including, but not limited to, requiring the Participant to remit to the Company an amount sufficient to satisfy such withholding requirements in cash or Shares or withholding cash or Shares due or to become due with respect to the Award at issue. The Participant shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

SECTION 15.   POSTPONEMENT OF ISSUANCE AND DELIVERY: The issuance and delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under any applicable listing requirement of any national securities exchange or any law or regulation applicable to the issuance and delivery of Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange.

SECTION 16.   NO RIGHT TO AWARDS: No employee or member of the Board shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of employees or members of the Board under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

SECTION 17.   NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP: The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate or any right to remain as a member of the Board, as the case may be. The Company may at any time terminate an employee's employment or remove a member of the Board free from any liability or any claim under the Plan, unless otherwise provided in the Plan or an Award Agreement.

SECTION 18.   NO RIGHTS AS A SHAREHOLDER: A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the issuance and delivery of such Shares.

SECTION 19.   SEVERABILITY: If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.

SECTION 20.   NO TRUST OR FUND CREATED: Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company or an Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

SECTION 21.   HEADINGS: Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.

SECTION 22.   NONASSIGNABILITY: Unless otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution; provided, however, that in no event shall the Committee permit a Participant or beneficiary to receive consideration in respect of any sale, assignment, transfer, discount, pledge, or anticipation under this Section 22.

<PAGE C-6>

SECTION 23.   INDEMNIFICATION: In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or Committee is delegated may have, such individuals shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which any such individual may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder and against all amounts paid by such individual in a settlement thereof that is approved by the Company's legal counsel or paid in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged that such person is liable for gross negligence, bad faith, or intentional misconduct; provided, however, that any such individual shall give the Company an opportunity, at its own expense, to defend the same before such individual undertakes to defend such action, suit, or proceeding.

SECTION 24.   FOREIGN JURISDICTIONS: The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.

SECTION 25.   TERMINATION AND AMENDMENT: Subject to the approval of the Board, where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Committee without the approval of shareholders that would:

       (a)        Increase the maximum number of Shares that may be issued under the Plan, except as provided in Section 5(g);

       (b)        Increase the limits applicable to Awards under the plan, except as provided in Sections 5(g), 7(b), and 7(c);

       (c)        Allow for an Exercise Price below the Fair Market Value of Shares on the date of grant of an Option or SAR, except as provided in Section 3(i);

       (d)        Amend Section 13 to permit the repricing of outstanding Options or SARs; or

       (e)        Require approval of the Company's shareholders under any applicable law, regulation, or rule, including the rules of any stock exchange on which the Shares are listed.

Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the applicable Participant, terminate or adversely affect any material right or obligation under an Award previously granted under the Plan; provided, however, that the Committee may alter, amend, suspend, or terminate the Plan or an Award in whole or in part, without the consent of the Participant, to the extent necessary to conform the provisions of the Plan or an Award with Section 409A of the Code or regulations thereunder regardless of whether such alteration, amendment, suspension, or termination adversely affects the rights or obligations under the Award.

SECTION 26.   APPLICABLE LAW: This Plan shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to its principles of conflict of laws.

SECTION 27.   NO GUARANTEE OF FAVORABLE TAX TREATMENT: Although the Committee intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

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THERE ARE THREE WAYS TO VOTE YOUR PROXY

INTERNET VOTING		TELEPHONE VOTING		VOTING BY MAIL

Visit the Internet voting website at https://www.proxyvotenow.com/vmc. Enter the CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m. Eastern Time on Thursday, May 11, 2006.

OR

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-213-0543, 24 hours a day, 7 days a week. You will be asked to enter the CONTROL NUMBER shown below. Have your Proxy Card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available until 5:00 p.m. Eastern Time on Thursday, May 11, 2006.

OR

Simply mark, sign and date your proxy card and return it in the postage-paid envelope. Any mailed proxy card must be received prior to the vote at the meeting. If you are voting by telephone or the Internet, please do not mail your card.

________________________________
DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.		Votes must be indicated (X) in Black or Blue ink.
The Board of Directors Recommends a vote FOR its nominees and FOR proposals 2 and 3.

1.  Election of Directors.

    Nominees for Election as Directors, (two year term) 01 Orin R. Smith, (three year terms) 02 Phillip W. Farmer, 03 H. Allen Franklin, and 04 James V. Napier.

     FOR ALL [_]     WITHHELD FOR ALL [_]      EXCEPTIONS [_]

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name and check the "Exceptions" box above.)

2.  Approval of 2006 Omnibus Long-Term Incentive Plan
              FOR [_]    AGAINST [_]    ABSTAIN [_]

3. Ratification of Deloitte & Touche LLP as independent registered public accountants for the year 2005.  FOR [_]   AGAINST [_]   ABSTAIN [_]

     To change your address, please mark this box. [_]

     I consent to receive future Proxy Statements and Annual
     Reports on the Internet. [_]

                                     SCAN LINE

Please sign name(s) exactly as printed hereon. If shares are held jointly, each shareholder must sign. If signing as an attorney, administrator, executor, guardian, or trustee, please give full title as such.

DATE _____________________
__________________________________________
Share Owner sign here
__________________________________________
Co-Owner sign here

VULCAN MATERIALS COMPANY Annual Meeting of Shareholders May 12, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VULCAN MATERIALS COMPANY

The undersigned hereby appoints LIVIO D. DeSIMONE, DONALD M. JAMES and ORIN R. SMITH, and each of them, with full power of substitution, proxies to vote all shares of stock that the undersigned could vote if present at the 2006 Annual Meeting of Shareholders to be held May 12, 2006, and at any adjournment or adjournments thereof, on all matters coming before said meeting as set forth on the opposite side of this card.

You are encouraged to specify your choices by marking the appropriate boxes, (SEE REVERSE SIDE), but you NEED NOT MARK any boxes if you wish to VOTE IN ACCORDANCE with the Board of Directors' recommendations. Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

If you are a participant in any of the following employee benefit plans of the Company, this card also constitutes voting instructions for any shares held for the shareholder in the Thrift Plan for Salaried Employees and the Construction Materials Divisions Hourly Employee Savings Plan. If you are a participant in any of these plans, your shares will be voted in accordance with the terms of such plans.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is given this Proxy will be voted FOR all of the Board of Directors' nominees and FOR proposals 2 and 3.		VULCAN MATERIALS COMPANY P. O. BOX 11345 NEW YORK, N.Y. 10203-0345		SEE REVERSE SIDE